UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    ☑

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary proxy statement.	☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☑	Definitive proxy statement.
☐	Definitive additional materials.
☐	Soliciting material under Rule 14a-12.

AGL RESOURCES INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

D. RAYMOND RIDDLE

Chairman of the Board of Directors

March 20, 2006

To: Our Shareholders

On behalf of the board of directors, I am pleased to invite you to attend AGL Resources’ 2006 annual meeting of shareholders to be held on Wednesday, May 3, 2006, at the Twelve Atlantic Station hotel, located at 361 17th Street, NW (at the intersection of 17th and State Streets), Atlanta, Georgia. The meeting will start at 10:00 a.m., local time. A map with directions is enclosed. If you plan to attend the meeting in person, please bring the attached admission ticket with you.

The following items of business will be considered at the annual meeting of shareholders: 1) the election of six directors; 2) the approval of the 2006 Non-Employee Directors Equity Compensation Plan; 3) the ratification of the selection of our independent auditor; and 4) such other business as may properly come before the meeting. During the meeting, we will discuss our efforts and achievements in 2005. We will also update shareholders on our business plans for 2006. Our directors, officers and other employees will be available to answer any questions you may have.

Your vote is very important to us. Regardless of the number of shares you own, please vote. You can vote by telephone (using the toll-free number on your proxy card or vote instruction card), internet (using the address provided on your proxy card or vote instruction card), or paper proxy card or vote instruction card. Please see page 3 of the attached proxy statement or your enclosed proxy or vote instruction card for more detailed information about the various options for voting or attending our meeting. You also may view a copy of our proxy materials and annual report on our website at www.aglresources.com.

Again, thank you for your ongoing ownership and support. We look forward to seeing you at our annual meeting.

Sincerely,

D. Raymond Riddle

A copy of our 2005 annual report, which includes financial statements, is being mailed with the accompanying proxy statement. You may receive a copy of our annual report on Form 10-K free of charge upon written request directed to:

AGL Resources Inc. Shareholder Relations

P.O. Box 4569, Location 1071

Atlanta, Georgia 30302-4569

Telephone: (404) 584-3801

Our 2005 annual report and the annual report on Form 10-K also may be accessed on our web site at www.aglresources.com or through our toll-free interactive shareholder information line at:

1-877-ATG-NYSE (1-877-284-6973)

Ten Peachtree Place

Atlanta, Georgia 30309

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	10:00 a.m., local time, Wednesday, May 3, 2006

Place:	Twelve Atlantic Station hotel, located at 361 17th Street, NW (at the intersection of 17th and State Streets), Atlanta, Georgia 30363

Items of Business:

—     Elect six directors, one to serve until the 2007 annual meeting, one to serve until the 2008 annual meeting and four to serve until the 2009 annual meeting.

—     Approve the adoption of the 2006 Non-Employee Directors Equity Compensation Plan.

—     Ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2006.

—     Transact such other business as may properly come before the annual meeting or any adjournments.

Who May Vote:	You can vote if you owned shares of our common stock at the close of business on February 24, 2006 (the record date).

Proxy Voting:	Your vote is important. Please vote in one of these ways:

—     use the toll-free telephone number shown on the enclosed proxy or vote instruction card;

—     visit the web site listed on your proxy or vote instruction card; or

—     mark, sign, date and promptly return the enclosed proxy or vote instruction card in the postage-paid envelope.

Proxy Statement:	A copy of our proxy statement for the annual meeting, which contains information that is relevant to the proposals to be voted on at the annual meeting, is attached.

Annual Report:	A copy of our 2005 annual report, which contains financial and other information about our business, is enclosed.

Date of Mailing:	This notice and the accompanying proxy statement, together with the 2005 annual report, are first being mailed to shareholders on or about March 20, 2006.

By Order of the Board of Directors,

Myra Coleman Bierria Corporate Secretary

PROXY STATEMENT

ABOUT THE ANNUAL MEETING

What will I be voting on?

You will be voting on:

•	Proposal 1—the election of six directors, one of whom will serve until the 2007 annual meeting, one of whom will serve until the 2008 annual meeting and four of whom will serve until the 2009 annual meeting;

•	Proposal 2—the approval of the adoption of the 2006 Non-Employee Directors Equity Compensation Plan;

•	Proposal 3—the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2006; and

•	such other business as may properly come before the annual meeting or any adjournments.

Who is soliciting my vote?

The board of directors of AGL Resources is soliciting your vote for all shares of AGL Resources common stock that you own.

How does the board recommend I vote on the proposals?

The board of directors recommends you vote “FOR” each of the three proposals listed above.

How do I vote?

Most of our shareholders have three options for submitting their votes:

•	By telephone,

•	Via the internet, or

•	By mail.

If your AGL Resources shares are held by Computershare, our transfer agent (meaning you are a “shareholder of record”), please follow the instructions on your proxy card.

If your AGL Resources shares are held through a broker, bank, or bank nominee (that is, in “street name”), your ability to vote by telephone or over the internet depends on your broker’s voting process. Please follow the directions on your vote instruction card.

In addition, if your AGL Resources shares are held by Computershare or in street name, you can attend the meeting and vote your shares in person. Please note that if your shares are held in street name and you want to vote in person, you must obtain a proxy from your street name nominee and bring that proxy to the meeting.

Even if you plan to attend the meeting, we encourage you to vote your shares by telephone, internet or mail.

How do I vote if my shares are held in the AGL Resources 401(k) plan?

If your AGL Resources shares are held in the Retirement Savings Plus Plan (our 401(k) plan), or the “RSP Plan,” only the trustee of the plan can vote your plan shares even if you attend the annual meeting in person. The plan trustee will vote your shares in accordance with your telephone, internet or written proxy vote. Please follow the instructions on your proxy card.

Can I revoke my proxy?

Yes. You may revoke your proxy or vote instructions at any time before the annual meeting by timely voting again by telephone or via the internet or by timely signing and returning another proxy or vote instruction card with a later date. Additionally, if you hold shares in your name on the books kept by our transfer agent or if you are a street name holder who has obtained a proxy or vote instruction card from your street name nominee, you also may attend the meeting and vote in person. If you attend the annual meeting and want to vote in person, you can request that your previously submitted proxy or vote instruction card not be used.

What if I don’t specify my choices when returning my proxy or vote instruction card?

If you return a signed and dated proxy or vote instruction card without indicating your vote, your shares will be voted “FOR” each of the three proposals specified in the notice of the meeting (except with respect to “broker non-votes” as described further below).

If you hold AGL Resources shares through the RSP Plan and you return the proxy card but do not properly sign or date it or specify how you want your plan shares voted, the plan trustee, upon instruction from the Administrative Committee of the RSP Plan, will vote your plan shares “FOR” each of the three proposals specified in the notice of the meeting and as instructed by the Administrative Committee on any other proposals that may properly come before the meeting.

Can my shares be voted if I don’t submit a proxy or voting instructions?

If your AGL Resources shares are registered in your name on the books kept by our transfer agent and you do not return a signed proxy and do not vote by telephone or via the internet, your shares will not be voted.

If your AGL Resources shares are held in street name and you do not submit any voting instructions, your brokerage firm or bank may vote your shares with regard to some but not all of the proposals, as specified by stock exchange rules. We believe that under applicable stock exchange rules, brokerage firms and banks will be able to vote their customers’ unvoted shares with regard to the proposals to elect directors and ratify the selection of the independent auditor but not with regard to the proposal to approve the 2006 Non-Employee Directors Equity Compensation Plan. When brokerage firms and banks are not permitted to vote their customers’ unvoted shares, the affected shares are referred to as “broker non-votes.”

If your AGL Resources shares are held through the RSP Plan and you do not return the proxy card for those plan shares and do not vote by telephone or the internet, the plan trustee, upon instruction from the Administrative Committee of the RSP Plan, will vote your shares “FOR” each of the three proposals specified in the notice of the meeting and as instructed by the Administrative Committee on any other proposals that may properly come before the meeting.

How many shares can vote?

As of February 24, 2006 (the record date), 77,952,313 shares of common stock of AGL Resources were outstanding and entitled to be voted at the annual meeting. This total includes shares issued to a grantor trust, which are not considered outstanding for financial reporting purposes. You are entitled to one vote for each share of AGL Resources common stock you owned on the record date.

How many votes must be present to hold the annual meeting?

A majority of the 77,952,313 shares of AGL Resources common stock outstanding on the record date, including the shares issued to the grantor trust, must be present, either in person or represented by proxy, to conduct the annual meeting.

How many votes are needed to elect directors?

Directors are elected by a plurality of the total number of votes cast, which means the six nominees who receive the largest number of properly cast votes will be elected as directors.

What if I vote “withhold authority” to elect directors?

In voting for the election of directors, a vote to “withhold authority” for the election of one or more director nominees will be counted for quorum purposes but will not be counted in determining the number of votes cast and therefore will not affect the outcome.

How many votes are required to approve the 2006 Non-Employee Directors Equity Compensation Plan?

The approval of our 2006 Non-Employee Directors Equity Compensation Plan requires a majority of the votes cast on the proposal, provided that the total votes cast on the proposal constitute a majority of the outstanding shares of common stock.

How many votes are required to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor?

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor requires the votes cast “for” to exceed the votes cast “against” the proposal.

How will abstentions and broker non-votes be treated?

Abstentions and broker non-votes will be treated as shares present and entitled to vote for quorum purposes. Abstentions will have the same effect as votes “against” the approval of the 2006 Non-Employee Directors Equity Compensation Plan (Proposal 2). Abstentions will not affect the outcome of the vote on the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor (Proposal 3).

Without your instruction, your broker may not vote your shares on the approval of the 2006 Non-Employee Directors Equity Compensation Plan (Proposal 2). Such broker non-votes will not be counted as votes cast for purposes of determining whether the total votes cast on Proposal 2 constitute a majority of our outstanding shares of common stock. If the total votes cast on Proposal 2 constitute a majority of our outstanding shares of common stock, then the broker non-votes will not have any affect on the approval of Proposal 2.

Could other matters be decided at the annual meeting?

We do not know of any other matters that will be considered at the annual meeting. If a matter that is not listed on the proxy or vote instruction card is properly brought before the annual meeting in accordance with Section 1.2 of our bylaws, the proxies will vote in accordance with their judgment of what is in the best interest of the Company, based on the discretionary voting authority conferred on them by the proxy and vote instruction cards.

Who will count the vote?

Representatives of Computershare Trust Company, N.A., our transfer and shareholder services agent, will count the votes and act as inspector of elections.

Where and when will I be able to find the voting results?

We will post the voting results on our web site at www.aglresources.com approximately two weeks after the annual meeting. You also can find the results in our Form 10-Q for the second quarter of 2006, which we will file with the Securities and Exchange Commission, or “SEC,” no later than August 9, 2006.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokerage firms, banks and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker, bank and/or our transfer agent to consolidate as many accounts as possible under the same name and address. All communications concerning accounts for shares registered in your name on the books kept by our transfer agent, including address changes, name changes, inquiries to transfer shares and similar issues, can be handled by making a toll-free call to Computershare, AGL Resources Shareholder Services number at 1-800-633-4236.

What do I need to bring with me if I want to attend the annual meeting?

The annual meeting is open to all holders of our common stock. To attend the annual meeting, you will need to bring evidence of your stock ownership. If your shares are registered in your name on the books kept by our transfer agent or your shares are held as 401(k) shares, your admission ticket is included inside the back of this proxy statement, and you will need to bring it with you to the meeting. If your shares are held in street name by your brokerage firm or bank, you will need to bring evidence of your stock ownership, such as a proxy obtained from your street name nominee (particularly if you want to vote your shares at the annual meeting) or your most recent brokerage account statement (in which case you will not be able to vote your shares at the meeting), together with valid picture identification. If you do not have either an admission ticket or proof that you own our common stock, you may not be admitted into the meeting.

What happens if the annual meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at a postponed or adjourned meeting, unless the board of directors fixes a new record date for the postponed or adjourned meeting, which the board is required to do if the postponement or adjournment is for more than 120 days. If the meeting is postponed or adjourned, you will still be able to change or revoke your proxy until it is voted.

When are shareholder proposals for the 2007 annual meeting due?

Our bylaws require shareholders to give advance notice of any shareholder nominations of directors and of any other matters shareholders wish to present for action at an annual meeting of shareholders. The required notice must be given within a prescribed time frame, which is calculated by reference to the date of the proxy statement relating to our most recent annual meeting. Accordingly, with respect to our 2007 annual meeting of shareholders, our bylaws require notice to be provided to our Corporate Secretary at AGL Resources Inc., P.O. Box 4569, Location 1466, Atlanta, Georgia 30302-4569 no later than November 21, 2006. If a shareholder fails to provide timely notice of a proposal to be presented at the 2007 annual meeting, the persons designated as proxies by the board of directors will have discretionary authority to vote, and the trustee of the RSP Plan will vote in accordance with the discretionary authority of the Administrative Committee of the RSP Plan, on any such proposal that may come before the meeting.

If you are interested in submitting a proposal for inclusion in our proxy statement for the annual meeting in 2007, you need to follow the procedures outlined in the SEC’s Rule 14a-8. To be eligible for inclusion, your shareholder proposal intended for inclusion in the proxy statement for the 2007 annual meeting of shareholders must be received no later than November 21, 2006 by our Corporate Secretary at the address above.

This deadline does not apply to questions a shareholder may wish to ask at the annual meeting.

Who pays the costs associated with this proxy solicitation?

AGL Resources pays the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers and employees, in person or by telephone, facsimile or electronic transmission. Directors, officers and employees will not be paid additional fees for those services. AGL Resources has hired Georgeson Shareholder Communications Inc., a proxy solicitation firm, to assist in the distribution and solicitation of proxies. We expect to pay Georgeson Shareholder Communications Inc. approximately $16,000 plus reasonable out-of-pocket disbursements for those services.

SHARE OWNERSHIP

Directors and Executive Officers

The following table presents information as of December 31, 2005* concerning the beneficial ownership of AGL Resources common stock by each director and director nominee, by each executive officer named in the Summary Compensation Table under the caption “Executive Compensation—Summary Compensation Table,” whom we refer to collectively as the “named executive officers,” and by all executive officers and directors as a group, based on information furnished by them to us.

Beneficial ownership as reported in the table below has been determined in accordance with SEC regulations and includes shares of common stock which may be acquired within 60 days after December 31, 2005* upon the exercise of outstanding stock options but excludes shares and share equivalents held under deferral plans. See footnote (2) below. Unless otherwise indicated, all directors, director nominees and executive officers have sole voting and investment power with respect to the shares shown. As of December 31, 2005, no individual director, director nominee, named executive officer, or executive officers and directors as a group owned beneficially 1% or more of our common stock.

	Shares of Common Stock Beneficially Owned

Name	Owned Shares	Optioned Shares(1)	Shares and Share Equivalents Held Under Deferral Plans(2)	Total
Thomas D. Bell, Jr.	6,268	—	—	6,268
Charles R. Crisp	5,401	—	—	5,401
Michael J. Durham	9,944	—	—	9,944
Arthur E. Johnson	1,061	7,173	11,457	19,691
Wyck A. Knox, Jr.	12,122	—	16,452	28,574
Dennis M. Love	437	9,874	17,495	27,806
Dean R. O’Hare	2,000	—	597	2,597
Paula R. Reynolds(3)	129,445	150,047	4,491	283,983
D. Raymond Riddle(4)	5,309	12,854	21,128	39,291
James A. Rubright	1,832	7,173	12,280	21,285
John W. Somerhalder II	40,000	—	—	40,000
Felker W. Ward, Jr.	17,837	10,697	11,232	39,766
Bettina M. Whyte	1,911	—	1,377	3,288
Henry C. Wolf	4,773	—	1,798	6,571
Kevin P. Madden	51,123	39,927	1,994	93,044
R. Eric Martinez, Jr.	22,120	17,384	—	39,504
Paul R. Shlanta	23,713	19,951	—	43,664
Andrew W. Evans	15,123	5,233	—	20,356
All executive officers and directors as a group (20 persons)(5)	380,354	327,594	100,301	808,249

* All beneficial stock ownership information for Mr. Somerhalder presented in this proxy statement is as of March 3, 2006, the date on which he first was granted restricted shares of our common stock following his appointment the previous day as our president, chief executive officer and member of our board of directors.

Notes to Share Ownership Table

(1)	For the non-employee directors, reflects the shares that may be acquired upon exercise of stock options granted under the 1996 Non-Employee Directors Equity Compensation Plan, which we refer to as the “1996 Directors Plan,” and for the named executive officers, reflects the shares that may be acquired upon exercise of stock options granted under the Long-Term Incentive Plan (1999), which we refer to as the “LTIP,” under the Long-Term Stock Incentive Plan of 1990, which is the predecessor of the LTIP and which we refer to as the “LTSIP,” or under the Officer Incentive Plan, which we refer to as the “OIP.”

For Ms. Reynolds, of the 150,047 options noted in the above table, 64,328 options were cancelled in January 2006 in connection with her resignation from the Company. See “Other Matters Involving Executive Officers and Directors – Solicitation, Cooperation and General Release and Waiver Agreement.”

(2)	Represents shares of AGL Resources common stock, AGL Resources common stock equivalents and accrued dividend credits held, for non-employee directors, under the 1998 Common Stock Equivalent Plan for Non-Employee Directors, which we refer to as the “CSE

Plan,” and, for the named executive officers, under the AGL Resources Inc. Nonqualified Savings Plan, which we refer to as the “NSP”. The common stock equivalents track the performance of AGL Resources common stock and are payable in cash. The shares and share equivalents may not be voted or transferred by the participants.

(3)	Includes 550 shares held by Ms. Reynolds’ father who resides in the same household as Ms. Reynolds and 425 shares held by Ms. Reynolds’ husband. Ms. Reynolds disclaims beneficial ownership of the shares held by her father and her husband. Of Ms. Reynolds’ 150,047 options noted in the above table, 64,328 options were cancelled in January 2006 in connection with her resignation from the Company. See “Other Matters Involving Executive Officers and Directors – Solicitation, Cooperation and General Release and Waiver Agreement.”

(4)	Includes 1,600 shares held by Mr. Riddle in trust via a Keogh account. Mr. Riddle has sole voting and investment power with respect to these shares.

(5)	Includes 10,092 shares for which Melanie Platt, an executive officer, has shared voting and investment power.

Owners of More Than 5% of AGL Resources Common Stock

We are aware of the following shareholders who beneficially own more than 5% of AGL Resources common stock.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Class

Goldman Sachs Asset Management, L.P.	4,292,238	(1)	5.5%
32 Old Slip New York, New York 10005

JPMorgan Chase & Co.	4,654,674	(2)	5.9%
270 Park Avenue New York, New York 10017

Notes to Owners of More Than 5% Table

(1)	Based on Schedule 13G dated February 3, 2006, in which Goldman Sachs Asset Management, L. P. reported that it has sole voting power with respect to 4,246,897 shares and sole dispositive power with respect to all 4,292,238 shares.

(2)	Based on Schedule 13G dated February 10, 2006, in which JPMorgan Chase & Co. reported that it has sole voting power with respect to 3,908,220 shares and shared voting power with respect to 696,954 shares and sole dispositive power with respect to 3,954,635 shares and shared dispositive power with respect to 696,939 shares.

PROPOSAL 1—ELECTION OF DIRECTORS

General

The board of directors presently consists of thirteen members, twelve of whom are non-employee directors. The board is divided into three classes of approximately equal size, with the directors in each class serving a three-year term. The terms are staggered so that the term of one class expires at each annual meeting.

The board of directors, based on the recommendation of its Nominating and Corporate Governance Committee, has nominated Charlie R. Crisp, Wyck A. Knox, Jr., Dennis M. Love, Dean R. O’Hare, John W. Somerhalder II and Henry C. Wolf for election as directors at the annual meeting. All of the nominees are current directors of the Company. If elected, Mr. O’Hare will hold office for a one-year term ending at the annual meeting of shareholders in 2007, Mr. Somerhalder will hold office for a two-year term ending at the annual meeting of shareholders in 2008 and each of the remaining nominees will hold office for a three-year term ending at the annual meeting of shareholders in 2009. Each of the nominees has agreed to serve as a director if elected by the shareholders.

If any nominee becomes unable to stand for election, the board may:

•	designate a substitute nominee, in which case the proxies or RSP Plan trustee, as applicable, will vote all valid proxies for the election of the substitute nominee named by the board;

•	allow the vacancy to remain open until a suitable candidate is located; or

•	reduce the authorized number of directors accordingly.

Set forth below is information as of December 31, 2005, excluding information concerning Mr. Somerhalder that is as of March 2, 2006 and Mr. Durham that is as of March 6, 2006, about the six director nominees and all other current directors whose terms of office will continue after the annual meeting. Unless otherwise stated, all directors have been engaged in their principal occupations for more than the past five years.

Nominees For Election:

Charles R. Crisp, former President, Chief Executive Officer and a director of Coral Energy, LLC, a subsidiary of Shell Oil Company that provided a comprehensive portfolio of energy-related products and services associated with wholesale natural gas and power marketing and trading, from 1999 until his retirement in October 2000; President, Chief Operating Officer and a director of Coral Energy, LLC from 1998 until 1999; joined Houston Industries in 1996 and served as President of its domestic power generation group from 1997 until 1998; and currently a director of EOG Resources Inc., IntercontinentalExchange, Inc. and Targa Resources, Inc. Mr. Crisp, 58, has been a director of AGL Resources since April 2003.

Wyck A. Knox, Jr., partner in, and former Chairman of the Executive Committee of, the law firm of Kilpatrick Stockton, LLP; Chairman and Chief Executive Officer of Knox-Rivers Construction Company from 1976 until 1995; and currently a director of nbank, N.A. Mr. Knox, 65, has been a director of AGL Resources since November 1998.

Dennis M. Love, President and Chief Executive Officer of Printpack Inc., which manufactures flexible and rigid packaging materials used primarily for consumer products, since 1987; and currently a director of Caraustar Industries, Inc. Mr. Love, 50, has been a director of AGL Resources since October 1999.

Dean R. O’Hare, Retired Chairman and Chief Executive Officer, The Chubb Corporation, a multi-billion dollar organization providing property and casualty insurance for personal and commercial customers worldwide, from 1988 until his retirement in November 2002; President of The Chubb Corporation from 1986 until 1988; Chief Financial Officer of The Chubb Corporation from 1980 until 1986; various other positions with increasing responsibility at The Chubb Corporation until being named officer from 1963 until 1972; and currently a director of Fluor Corporation and HJ Heinz Company. Mr. O’Hare, 63, has been a director of AGL Resources since August 2005.

John W. Somerhalder II, our President and Chief Executive Officer since March 2006; Executive Vice President of El Paso Corporation, a natural gas and related energy products provider and owner of North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers, from 2000 until May 2005, where he continued service under a professional services agreement from May 2005 until March 2006; President, El Paso Pipeline Group from 2001 until 2005; President of Tennessee Gas Pipeline Company, an El Paso company from 1996 until 1999; President of El Paso Energy Resources Company from April 1996 until December 1996; Senior Vice President, Operations and Engineering, El Paso Natural Gas Company from 1992 until 1996; Vice President, Engineering, El Paso Natural Gas Company from 1986 until 1990; and various other positions with increasing responsibility at El Paso Corporation and its subsidiaries until being named an officer from 1977 until 1990. Mr. Somerhalder, 50, has been a director of AGL Resources since March 2006.

Henry C. Wolf, Vice Chairman and Chief Financial Officer of Norfolk Southern Corporation, a holding company that controls a major freight railroad and owns a natural resources company and telecommunications company, since 1998; Executive Vice President – Finance of Norfolk Southern Corporation from 1993 until 1998; Vice President – Taxation of Norfolk Southern Corporation from 1991 until 1993; various other positions with increasing responsibility at Norfolk Southern Corporation in the finance division from 1973 until 1991; and currently a director of Shenandoah Life Insurance Company. Mr. Wolf, 63, has been a director of AGL Resources since April 2004.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE ABOVE NOMINEES.

Directors Whose Terms Continue Until the Annual Meeting in 2007:

Thomas D. Bell, Jr., President and Chief Executive Officer of Cousins Properties Incorporated, a fully integrated real estate investment trust, since January 2002; real estate consultant to Credit Suisse First Boston from August 2001 until January 2002; special limited partner at Forstmann Little from January 2001 until July 2001; Chairman and Chief Executive Officer of Young & Rubicam, Inc. from January 2000 until November 2000; President and Chief Operating Officer of Young & Rubicam, Inc. from September 1999 until January 2000; Chairman and Chief Executive Officer of Young & Rubicam Advertising from March 1998 until August 1999; and currently a director of Cousins Properties Incorporated, Regal Entertainment Group and the US Chamber of Commerce. Mr. Bell, 56, has been a director of AGL Resources since July 2004. Mr. Bell previously served as a director of AGL Resources from July 2003 until April 2004.

Michael J. Durham, Founder, President and Chief Executive Officer of Cognizant Associates, Inc., a consulting firm established in August 2000; President, Chief Executive Officer and director of Sabre, Inc., a travel distribution company, from 1996 until 1999; President of Sabre, Inc. from 1995 until 1996; various positions with increasing responsibilities at American Airlines and its parent company, AMR, from 1979 until 1995, including Senior Vice President of Finance and Chief Financial Officer at American Airlines and Senior Vice President and Chief Financial Officer at AMR; and currently a director of Acxiom Corporation, Asbury Automotive, Inc., Culligan International Company, Bombardier Inc. and SCI Systems, Inc. Mr. Durham, 55, has been a director of AGL Resources since July 2003.

D. Raymond Riddle, our Chairman of the Board of Directors since March 2006; our Interim Chairman and Chief Executive Officer from January 2006 until March 2006; our Chairman of the Board of Directors from 2000 to 2002; Chairman of the Board and Chief Executive Officer of National Service Industries, Inc., a diversified manufacturing and services company, from 1994 until 1996; and currently a director of Atlantic American Corporation, AMC, Inc. and Equifax Inc. Mr. Riddle, 72, has been a director of AGL Resources since May 1978.

Felker W. Ward, Jr., Managing Member of Pinnacle Investment Advisors, LLC, an investment advisory services firm, since 1994; and currently a director of Abrams Industries, Inc. and Atlanta Life Financial Group. Mr. Ward, 72, has been a director of AGL Resources since August 1988.

Directors Whose Terms Continue Until the Annual Meeting in 2008:

Arthur E. Johnson, Senior Vice President, Corporate Strategic Development, of Lockheed Martin Corporation, an advanced technology company engaged in research, design development, manufacture and integration of advanced technology systems, since 2001; Vice President, Corporate Strategic Development, of Lockheed Martin Corporation from 1999 until 2001; President and Chief Operating Officer of Lockheed Martin Corporation Information and Services Sector from 1997 until 1999; President of Lockheed Martin Corporation Systems Integration Group from January 1997 to August 1997; President of Loral Corporation Federal Systems Group from 1994 until 1996; and currently a director of Delta Air Lines, Inc. and IKON Office Solutions Corporation. Mr. Johnson, 59, has been a director of AGL Resources since February 2002.

James A. Rubright, Chairman of the Board and Chief Executive Officer of Rock-Tenn Company, an integrated paperboard and packaging company, since 1999; Executive Vice President of Sonat, Inc., an energy company, from 1996 until 1999; and currently a director of Avondale Incorporated and Oxford Industries, Inc. Mr. Rubright, 59, has been a director of AGL Resources since August 2001.

Bettina M. Whyte, Managing Director of AlixPartners, LLC, a business turnaround management and financial advisory firm, since April 1997; Partner and National Director of Business Turnaround Services, Pricewaterhouse LLP from 1990 until 1997; Partner, Peterson & Co. Consulting, from 1988 until 1990; President, KRW Associates from 1982 until 1988; Vice President and Manager of Houston Regional Office, Continental Bank of Chicago from 1975 until 1982; Loan Officer, Harris Trust from 1971 until 1975; and currently a director of Amerisure Companies. Ms. Whyte, 56, has been a director of AGL Resources since October 2004.

Under our Corporate Governance Guidelines, each member of the board of directors is required to attend the annual meeting of shareholders unless unavoidable circumstances preclude attendance. All of our then current directors attended our 2005 annual meeting of shareholders.

CORPORATE GOVERNANCE

Board of Directors

Our business affairs are managed under the direction of the board of directors in accordance with the Georgia Business Corporation Code, our articles of incorporation and our bylaws. The role of the board of directors is to govern our affairs for the benefit of our shareholders and other constituencies, which include our employees, customers, suppliers, creditors and the communities in which we do business. The board strives to ensure the success and continuity of our business through the appointment of qualified executive management, overseen by the board.

Director Independence

All of our directors are independent, non-employee directors except Mr. Somerhalder, our President and Chief Executive Officer. Mr. Somerhalder will not participate in any action of the board relating to his compensation or any other matters requiring action by only non-employee directors. The board of directors has determined that each of the non-employee directors meets the standards adopted by the board of directors to determine director independence. These Standards for Determining Director Independence are attached as Annex A to this proxy statement and are also available on our web site at www.aglresources.com.

In making its determination as to the independence of each of its non-employee members, the board of directors considered certain transactions between our Company and each of Messrs. Bell, Knox and Wolf. For more detailed information about these transactions and the board’s determinations, please see “Certain Relationships and Related Transactions.”

Board and Committee Meetings

Members of the board are kept informed through reports routinely presented at board and committee meetings by the Chief Executive Officer and other officers and through other means. During 2005, the board of directors held eight meetings. Each director (other than Mr. Somerhalder, who was first appointed as a director in March 2006) attended 75% or more of the aggregate of all meetings of the board and each committee on which he or she served.

Executive Sessions Without Management

To promote open discussion among the non-management directors, the board of directors schedules regular executive sessions in which the non-management directors meet without management’s participation. Such sessions are scheduled to occur at the end of every regularly scheduled board meeting. Normally, the presiding director at such executive sessions is the Chairman of the Executive Committee of the board of directors. Mr. Riddle served during 2005 as Chairman of the Executive Committee. During and subsequent to Mr. Riddle’s service as our Interim Chairman and Chief Executive Officer, Mr. Ward has served as the presiding director at the executive sessions and Chairman of the Executive Committee. During 2005, the board met in executive session four times.

Committees of the Board

The board of directors has established seven standing committees to assist it in discharging its duties. Actions taken by any committee of the board are reported to the board, usually at the board meeting next following a committee meeting. The committees of the board and their current members are as shown below. Mr. Somerhalder has not yet been assigned to any committees of the board.

Members of the Board’s Committees

Audit	Compensation and Management Development	Corporate Development	Environmental and Corporate Responsibility	Executive	Finance and Risk Management	Nominating and Corporate Governance
M. J. Durham, Chair	A.E. Johnson, Chair	C.R. Crisp, Chair	W.A. Knox, Jr., Chair	F.W. Ward, Jr., Chair	J.A. Rubright, Chair	F.W. Ward, Jr., Chair
D. M. Love	T.D. Bell, Jr.	J.A. Rubright	M.J. Durham	W.A. Knox, Jr.	C.R. Crisp	T.D. Bell, Jr.
H.C. Wolf	J.A. Rubright	B.M. Whyte	A.E. Johnson	J.A. Rubright	W.A. Knox, Jr.	C.R. Crisp
	B.M. Whyte		D.R. O’Hare	D.R. Riddle	D.R. O’Hare	D.M. Love
			H.C. Wolf		F.W. Ward, Jr.	B.M. Whyte

Audit Committee

The Audit Committee met twelve times during 2005. All members of the Audit Committee are independent directors, as defined under the listing standards of the New York Stock Exchange, the rules of the SEC and our Standards for Determining Director Independence. The Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities. Among other things, the Audit Committee monitors (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the performance of our internal audit function, and (5) the performance of the independent auditor.

The board of directors has determined that all members of the Audit Committee meet the financial literacy requirements of the New York Stock Exchange listing standards. The board has further determined that Mr. Durham, the Audit Committee Chair, is a “financial expert” within the meaning of SEC regulations.

Additional information regarding the Audit Committee and its functions and responsibilities is included in this proxy statement under the captions “Audit Committee Report” and “Proposal 3—Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Auditor for 2006.” The Audit Committee has adopted a written charter that it recently amended and which we have attached as Annex B to this proxy statement and which is available on our web site at www.aglresources.com.

Compensation and Management Development Committee

The Compensation and Management Development Committee met seven times during 2005. All members of the Compensation and Management Development

Committee are independent, non-employee directors, as defined under the listing standards of the New York Stock Exchange and our Standards for Determining Director Independence. Among other things, the Compensation and Management Development Committee assists the board of directors in fulfilling its responsibility to ensure that officers, directors and employees are compensated in accordance with our compensation philosophy, objectives and compensation policies. A copy of the Compensation and Management Development Committee charter is available on our web site at www.aglresources.com.

Corporate Development Committee

The Corporate Development Committee met four times during 2005. The Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing (1) management’s efforts to identify and evaluate opportunities to acquire or develop assets that complement our asset base and support our long-term strategic plan for growth and expansion, and (2) any other matters that the board of directors may delegate to the Corporate Development Committee from time to time. A copy of the Corporate Development Committee charter is available on our web site at www.aglresources.com.

Environmental and Corporate Responsibility Committee

The Environmental and Corporate Responsibility Committee met four times during 2005. Among other things, the Environmental and Corporate Responsibility Committee (1) reviews and monitors corporate policy with respect to our relationships with employees, shareholders, customers, competitors, suppliers and our communities, (2) identifies and monitors emerging political, social and environmental trends and public policy issues that may affect our business operations, performance or public image, and

(3) reviews and monitors matters relating to employee and community health and safety. In 2004, this Committee assumed responsibility for monitoring the integration of Elizabethtown Gas, one of our newly acquired natural gas local distribution utilities, pursuant to an order by the New Jersey Board of Public Utilities. A copy of the Environmental and Corporate Responsibility Committee charter is available on our web site at www.aglresources.com.

Executive Committee

The Executive Committee met one time during 2005. The Executive Committee may meet during intervals between board meetings and has all the authority of the board, subject to limitations imposed by law or our bylaws. A copy of the Executive Committee charter is available on our web site at www.aglresources.com.

Finance and Risk Management Committee

The Finance and Risk Management Committee met four times during 2005. Among other things, the Finance and Risk Management Committee oversees (1) the management of our balance sheet including leverage, liquidity, funding sources, and related matters, (2) management’s assessments, actions, processes and procedures concerning our exposure to risks identified in the Finance and Risk Management Committee’s charter, and (3) any other matters that the Board may delegate to the Finance and Risk Management Committee from time to time. The Company’s Chief Risk Officer reports to, and meets in executive session with, the Finance and Risk Management Committee at each regularly scheduled meeting. A copy of the Finance and Risk Management Committee charter is available on our web site at www.aglresources.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met six times during 2005. All members of the Nominating and Corporate Governance Committee are independent, non-employee directors, as defined under the listing standards of the New York Stock Exchange and our Standards for Determining Director Independence. The Nominating and Corporate Governance Committee’s primary responsibilities include (1) identifying individuals qualified to serve on the board of directors and recommending director nominees for selection by the full board of directors or shareholders, and (2) evaluating, formulating and recommending to the board of directors corporate governance policies. The Nominating and Corporate Governance Committee has adopted a written charter. A copy of the Nominating and Corporate Governance Committee charter is available on our web site at www.aglresources.com.

In 2006, the Nominating and Corporate Governance Committee recommended, and the board of directors adopted, non-substantive amendments to our Standards for Determining Director Independence, which are attached as Annex A to this proxy statement.

Nomination of Director Candidates. The board of directors is responsible for recommending director candidates for election by the shareholders and for electing directors to fill vacancies or newly created directorships. The board of directors has delegated the screening and evaluation process for director candidates to the Nominating and Corporate Governance Committee, which identifies, evaluates and recruits highly qualified director candidates and recommends them to the board of directors. Potential candidates for director may come to the attention of the Nominating and Corporate Governance Committee through current directors, management, professional search firms, shareholders or other persons.

If the Nominating and Corporate Governance Committee has either identified a prospective nominee or determined that an additional or replacement director is required, the Nominating and Corporate Governance Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, engagement of an outside firm to gather additional information and inquiry of persons with knowledge of the candidate’s qualifications and character. In its evaluation of director candidates, including the members of the board of directors eligible for reelection, the Nominating and Corporate Governance Committee considers the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board in view of the criteria for directors described in our Corporate Governance Guidelines, a copy of which is available on our web site at www.aglresources.com.

The Nominating and Corporate Governance Committee will consider director nominees proposed by shareholders. A shareholder may recommend a person for nomination for election to our board of directors by writing to our corporate secretary at: Corporate Secretary, AGL Resources Inc., P.O. Box 4569, Location 1466, Atlanta, Georgia 30302-4569. Each submission must include:

•	A brief biographical description of the candidate, including background and experience;

•	The candidate’s name, age, business address, and residence address;

•	The candidate’s principal occupation;

•	The following information about the shareholder making the recommendation:

•	the name and record address of such shareholder;

•	the number of shares of our common stock owned beneficially or of record by such shareholder;

•	a description of all arrangements or undertakings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such shareholder; and

•	the written consent of the candidate to being named as a nominee and to serve as a director if elected.

A shareholder’s recommendation for a candidate for nomination to be elected at the next annual meeting of shareholders must be received by our corporate secretary no later than 45 days prior to the end of the year preceding such annual meeting of shareholders. The Nominating and Corporate Governance Committee will evaluate these recommendations in the same manner as it evaluates all other nominees, using the criteria described in our Corporate Governance Guidelines.

The Nominating and Corporate Governance Committee periodically engages a third party search firm, Russell Reynolds Associates, Inc. (“Russell Reynolds”), to identify possible candidates for the Nominating and Corporate Governance Committee’s consideration based on skills and characteristics identified by the Nominating and Corporate Governance Committee and in light of gaps in board composition that the Nominating and Corporate Governance Committee may identify from time to time as the issues facing the board evolve. Such skills and characteristics desirable in the context of the then current make-up of the board of directors may include diversity, age, business or professional background, financial literacy and expertise, availability, commitment, independence and other relevant criteria.

In December 2005, the board of directors formed a search committee, chaired by board member Thomas D. Bell, Jr., to identify a successor for Paula R. Reynolds, our former

Chairman, President and Chief Executive Officer. Ms. Reynolds resigned, effective December 31, 2005, to become the president and chief executive officer of Safeco Corporation. The search committee engaged Russell Reynolds to identify potential candidates. Russell Reynolds identified for the search committee, among other candidates, John W. Somerhalder II. On March 2, 2006, our board of directors elected Mr. Somerhalder as our president and chief executive officer and elected him as a member of our board of directors. Mr. Somerhalder is a nominee for election as a director by the shareholders at the annual meeting. On March 2, 2006, our board of directors also appointed D. Raymond Riddle as chairman of the board of directors.

AUDIT COMMITTEE REPORT

The Audit Committee of the board of directors is composed of three directors who are independent directors, as defined under the listing standards of the New York Stock Exchange and our Standards for Determining Director Independence. The Audit Committee operates under a written charter adopted by the board of directors, a copy of which is attached as Annex B to this proxy statement.

The Audit Committee reviews our financial reporting process on behalf of the board of directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in our Annual Report on Form 10-K for 2005 with management and the independent auditors. Management is responsible for the Company’s financial statements and the financial reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, regarding the independent auditor’s judgments about the quality of the Company’s accounting principles as applied in its financial reporting. In addition, the Audit Committee has discussed with the independent auditors the auditor’s independence from us and our management, including the matters in the written disclosures and the letter provided to the Audit Committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Based on the reviews and discussions referred to above, the Audit Committee recommended and concurred with the board of directors’ decision to approve the inclusion of the audited financial statements in our Annual Report on Form 10-K for 2005 for filing with the Securities and Exchange Commission.

Michael J. Durham (Chair)

Dennis M. Love

Henry C. Wolf

The information contained in the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

Introduction

The Compensation and Management Development Committee of the Board of Directors, which we refer to in this report as the “Committee,” has prepared the following report regarding 2005 executive compensation. All members of the Committee are independent, non-employee directors, as defined under the listing standards of the New York Stock Exchange and our Standards for Determining Director Independence. At least two members of the Committee are “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.” The Committee is responsible for the Company’s executive compensation programs, succession planning, director compensation and employee benefit plans. This report provides specific information regarding compensation for the Company’s former Chairman, President and Chief Executive Officer, the other named executive officers and all other executives of the Company.

Compensation Philosophy and Objectives of Executive Compensation Programs

It is the philosophy of the Company and the Committee that all executive compensation programs should link executive pay to corporate performance and attract, motivate, reward and retain the executive talent required to achieve corporate objectives. The Committee believes that the Company’s executive officers should have an ongoing stake in the success of the Company and that a significant portion of their total compensation should be tied to long-term stock price performance and the attainment of annual financial goals. The Committee presently focuses on earnings per share targets, since it believes that these measures provide a clear link to enhanced shareholder value.

The Committee retains the services of an independent compensation consultant in order to advise it on executive compensation matters and to assist it in evaluating and developing executive compensation practices that meet the objectives outlined above.

For benchmarking executive compensation practices and levels in 2005, the Committee, as in the prior fiscal year, examined data from two primary market perspectives:

•	Compensation information contained in proxy statements filed by a select group of natural gas service providers

•	Published compensation survey of a broader sample of energy services industry companies

For purposes of the Stock Performance Graph contained in this proxy statement, the Company used the S&P Utilities Index as its peer group. For compensation purposes, however, the Committee reviewed proxy statement data for the following companies, which are comparable in size and scope of operations to AGL Resources:

AGL Resources’ Peer Group (for purposes of evaluating executive compensation)

• Atmos Energy	• Nicor	• UGI
• Energen	• ONEOK	• Washington Gas
• Equitable Resources	• Peoples Energy	• Western Gas Resources
• National Fuel Gas	• Piedmont Natural Gas
• New Jersey Resources	• Questar

Given the limited detail associated with proxy statement data, the Committee also examined published compensation survey data for a broader sample of energy services industry companies (electric utilities, gas utilities, exploration and production companies, etc.). While many of the participants in these surveys were included in the S&P Utilities Index used in the Stock Performance Graph, the peer groups are not identical. The Committee considered this energy services market data to be particularly helpful because it includes energy service providers of a comparable revenue size to the Company and provides survey benchmarks with job duties and responsibilities comparable to the Company’s named executive officers.

The Company’s compensation program for executives includes base salaries, annual incentives and long-term incentives. Each year the Committee sets levels for salary, target annual incentive pay and long-term incentives using peer group market data from both proxy statement data and compensation surveys. The Committee does not place a particular emphasis on any one set of data and considers various market perspectives when making pay decisions.

In general, it is the Committee’s policy to set total compensation opportunities for the Company’s executive officers between the 50th and 75th percentiles of the market of energy industry peers. Given that a majority of an executive’s potential compensation is performance-based (pay at risk), actual total compensation may be above or below these amounts based on individual and/or Company performance.

Base Salaries

The Committee annually reviews and determines the base salaries of the Chief Executive Officer and other executives. The Committee also reviews base salaries in the case of promotions or other significant changes in responsibilities. In determining the base salary adjustments for 2005, the Committee considered several factors, including pay for comparable positions reported in the peer group market data, the Company’s performance, the executive’s individual performance, and the time elapsed since the executive’s last pay increase. While financial performance was an important part of the Committee’s analysis, it did not use a specific formula to determine salary increases. In 2005, Ms. Reynolds’ salary was increased from $675,000 to $750,000 (an 11.1% increase) and Mr. Shlanta’s salary was increased from $278,000 to $300,000 (a 7.9% increase). Messrs. Madden, Evans, and Martinez each assumed significant new duties and responsibilities as executive officers of the Company during 2005. Consequently, Mr. Madden’s salary originally was increased from $310,000 to $345,000 (an 11.1% increase), and was later increased an additional 10.1% to $380,000 upon his promotion to Executive Vice President, External Affairs. Similarly, each of Mr. Evans’ and Mr. Martinez’s salaries was increased to $300,000 upon their promotion to Senior Vice President and Chief Financial Officer and Executive Vice President, Utility Operations, respectively. These increases (45% and 36%, respectively) were in recognition of, and consistent with, Mr. Evans’ and Mr. Martinez’s new positions and increased responsibilities at the senior leadership level.

Annual Incentive Compensation

In 2005, the Company adopted its 2005 Annual Incentive Plan (as the successor plan to its previous annual incentive plan, the ATPI Plan), which is referred to as the “AIP.” The AIP is designed to motivate employees to devote their maximum efforts toward the realization of aggressive and significant, yet achievable, improvements in corporate financial performance. The Company also maintains the Executive Performance Incentive Plan (“EPIP”). The EPIP is intended to attract and retain qualified executives by providing performance-based compensation as an incentive and to qualify the compensation under the plan as “performance based compensation” within the meaning of Section 162(m) of the Code.

Eligibility

Generally, all fulltime employees, including executives, are eligible to participate in the AIP. Union employees are eligible to participate only if their collective bargaining agreement provides for such participation. Generally, only the senior executive officers of the Company participate in the EPIP.

How the Plans Work

Under the AIP, annual cash incentives are tied to the achievement of Company earnings per share targets, business unit goals and individual performance goals. Threshold, target and maximum performance benchmarks are developed for each performance measure. The Company must meet or surpass its corporate earnings per share (EPS) performance threshold in order for any incentive payments to be made, irrespective of the level of business unit achievement or individual performance achievement. The Committee has discretion each year to adjust for the effects of all or a portion of significant one-time items (whether positive or negative) from reported EPS. For 2005, incentives granted to executives required the achievement of a higher EPS performance threshold than for other participants.

Under the EPIP, the Committee establishes objective performance measures from among a list of eligible measures set forth in the plan, and those performance measures must be met or exceeded in order for eligible executives to receive a payout. The Committee reviews the actual performance at the end of each year, compares it with the predetermined goals, and certifies the results under the plan. For 2005, potential awards under the EPIP were subject to a performance measure that mirrored the corporate EPS measure set forth in the AIP. In order to attempt to maximize the deductibility of corporate performance awards made to the named executive officers, the corporate performance portion of the executive awards is covered under the shareholder-approved EPIP, but the individual performance portion for such executives (which is not eligible for exemption under Section 162(m) of the Code) is covered under the AIP.

For the named executive officers, individual performance goals are linked directly to the Company’s stated goals and objectives. For 2005, the Company’s stated goals and objectives were:

•	Integrate our acquisitions and meet the performance expectations of our value-oriented investors.

•	Establish a national reputation for excellent customer service by investing in systems, processes and people.

•	Accelerate the pace of technology adoption and business process improvement to achieve our “one company” vision.

•	Elevate our public policy profile with leading levels of transparency and collaboration to facilitate the adoption of our regulatory and business framework.

Under the AIP, each participant has a target annual incentive compensation opportunity, expressed as a percentage of earned base salary during the fiscal year. The AIP, generally, gives weight to corporate performance, business unit performance and individual performance. For each of the named executive officers, including the Chief Executive Officer, target annual incentive compensation opportunity is based on the following weights: 75% corporate EPS performance (covered under the EPIP) and 25% individual performance (covered under the AIP). Maximum awards for the named executive officers (and participants, generally) may be up to 200% of the overall target annual incentive compensation opportunity. For fiscal 2005, target annual incentive compensation opportunities (as a percentage of base salary) for the following named executive officers were increased over 2004 amounts in order to bring their target annual incentive opportunities up to competitive norms for their positions and, in the cases of Messrs. Evans, Madden and Martinez, to be consistent with their new positions: Ms. Reynolds – 75% (up from 67%); Mr. Evans – 50% (up from 40%); Mr. Madden – 60% (up from 50%); and Mr. Martinez – 60% (up from 50%). The target annual incentive opportunity for Mr. Shlanta remained unchanged at 50%.

Calculation and Payment of 2005 Annual Incentive Awards

The annual cash incentive payments under the EPIP and AIP, as applicable, are reflected in the “bonus” column in the Summary Compensation Table. For each of the named executive officers, the corporate EPS component covered under the EPIP paid out at the maximum level (upon certification by the Committee that actual EPS results were above the maximum performance level), while individual performance objectives covered under the AIP were achieved in varying degrees by each executive officer.

Long-Term Incentive Compensation

AGL Resources maintains its Long-Term Incentive Plan in order to link the interests of its key executives to those of its shareholders and to encourage executive retention. The Company may grant stock options, restricted stock, restricted stock units, and performance shares and units under the plan. Awards are granted based upon position and market data and compensation surveys, as previously discussed in this report.

Long-Term Incentive Structure

In 2005, the Committee implemented a new long-term incentive structure for the named executive officers. Under the new structure, long-term incentive awards consist of three components: stock options, restricted stock, and performance cash. The primary goals of the long-term incentive program are to provide, (i) long-term performance focus, (ii) results leverage and (iii) retention, all on an efficient basis in terms of dilution and cost. In consultation with its independent consultant, the Committee first determined the dollar value of the award to be granted to each recipient based on peer and industry data. Total value targets generally are set between the 50th and 75th percentiles of the market. Then, using valuation methodologies determined by the Committee in consultation with its independent consultant, the award is allocated among its components, with restricted stock and performance cash generally targeted to each deliver approximately 40% of the total dollar value of the award, and stock options generally targeted to deliver the remaining 20%. The Committee determined the grants for 2005 in this manner and added approximately 33% in additional expected value due to the fact that no annual grants were made during 2004.

•	Stock Options: Stock options vest over a three-year period with one-third of the award becoming exercisable on each anniversary of the grant date. Stock options have a ten-year term and are granted with an exercise price equal to the fair market value of Company common stock on the date of grant. Stock options granted to the named executive officers in 2005 are reflected in the “securities underlying options” column in the Summary Compensation table and in the Option Grants in Last Fiscal Year table.

•

Restricted Stock/Restricted Stock Units: Restricted stock awards and restricted stock units granted in 2005 are earned contingent on a one-year performance hurdle being achieved. Once the performance criteria is achieved, the award remains subject to ratable vesting over an additional three years in the case of the restricted stock units and two years in the case of restricted stock. Performance criteria are pre-established in order to retain the tax deductibility of the award under Section 162(m) of the Code. For 2005, the applicable 12-month performance measurement period contained a performance measure related to management’s success in integrating its acquisitions and generating improvement in earnings from the acquired businesses. Restricted stock and restricted stock unit grants made to named executive officers in 2005 are reflected in the Long-Term Incentive Plans Awards table.

•	Performance Cash: Performance cash awards are earned after three years based on the Company’s performance against pre-established targets, including average annual growth in basic EPS plus average dividend yield, over a three-year performance period. Given that 2005 represented the start of the first three-year performance cycle, “phase-in” grants were made to certain executive officers in 2005 in order to establish overlapping performance cycles so that each of these executives would have the opportunity to receive a payout from this long-term incentive component at the end of fiscal years 2005 and 2006. Awards, if any, are payable in cash. Performance cash awards made to named executive officers in 2005, including the “phase-in” grants, are reflected in the Long-Term Incentive Plans Awards table.

Promotional/Retentive Long-Term Incentive Awards

In addition to the long-term incentive awards made under the new structure, as detailed above, Messrs. Martinez, Evans and Madden were granted additional long-term incentive awards intended to recognize their promotion into key senior leadership roles, provide an incentive for their retention and engage them in the long term performance objectives tied to these awards. Concurrent with their promotions, Messrs. Evans and Martinez were each granted 24,000 stock options and 12,000 shares of restricted stock having four-year and three-year ratable vesting, respectively, as well as additional performance cash awards. Mr. Madden was granted

15,000 restricted shares with two-year cliff vesting, upon assuming his new role as EVP, External Affairs. These additional awards are reflected in the “securities underlying options” and “restricted stock awards” columns in the Summary Compensation table and in the Option Grants in Last Fiscal Year table, as applicable.

Share Ownership Guidelines

Consistent with the Committee’s belief that management’s interests should be aligned with those of the shareholders, the Company has adopted share ownership guidelines, expressed as a multiple of base salary, for every officer. Each officer’s ownership guideline is based on his or her position. The Chairman of the Board, President and Chief Executive Officer is expected to hold shares of Company common stock having a value equal to, or greater than, five times base salary. The guideline for other named executive officers ranges from two to three times base salary, and for the other officers of the Company, the guideline is one to two times base salary. Each current officer is expected to make progress every year toward achieving compliance with the applicable ownership guidelines and may not dispose of stock until such guideline levels of ownership are reached, absent extenuating circumstances. As of December 31, 2005, each of the named executive officers exceeded his or her respective share ownership guideline.

Chief Executive Officer Compensation

The Committee reviews the performance and compensation of the Company’s Chief Executive Officer on an annual basis. The compensation policy described above was applied in setting Ms. Reynolds’ 2005 compensation and included consideration of various factors, principally including the following:

•	performance and accomplishments, including meeting the Company’s goals for expansion, performance, technology implementation and business improvement

•	demonstrated leadership abilities and vision in a complex marketplace of volatile energy pricing and significant industry distress

•	compensation relative to other energy industry executives

During her tenure, Ms. Reynolds participated in the same compensation programs available to other executives. As noted above, in 2005, Ms. Reynolds’ base salary and target annual incentive opportunity were increased in order to bring her base compensation up to competitive norms. Like other executive officers, the CEO receives no incentive payment under either the EPIP or the AIP unless the threshold levels of Company performance are met or surpassed.

Ms. Reynolds’ cash compensation in 2005 was $1,581,491, which includes her earned base salary and an annual incentive payout of $837,260, which reflects the corporate EPS component of her annual incentive award under the EPIP. The individual performance portion of her annual incentive award, which represented 25% of her annual target amount, was forfeited on the effective date of her resignation. Ms. Reynolds’ EPIP award represented a payout of 200% for the corporate performance portion as a result of the Company’s exceeding the maximum corporate EPS target.

Under the Company’s 2005 long-term incentive program, Ms. Reynolds was granted 76,700 stock options, 23,200 shares of restricted stock, 23,200 restricted stock units, a target performance cash award opportunity covering the full three-year performance period of $742,500 and a “phase-in” target performance cash award of $371,250 for each of a one year and two year performance period. These amounts were determined in the same manner as the awards for other executive officers.

Ms. Reynolds resigned effective as of the close of business on December 31, 2005. On that date, 7,733 shares of her restricted stock vested, with a fair market value on that date of $34.81 per share ($269,186). Also on that date, her one-year phase-in performance cash award vested, resulting in a maximum payout of $519,750. In addition, for stock options that vested on or before December 31, 2005, the Committee approved an extension of the option exercise period for 60 days following her date of resignation. The purpose of the 60-day extension was to allow Ms. Reynolds the opportunity to exercise her vested options outside of the Company’s imposed blackout period related to year-end financial results. All unvested long-term incentive compensation awards and the individual performance component of her annual incentive award were forfeited by Ms. Reynolds on the date of her resignation.

On January 1, 2006, the Company and Ms. Reynolds entered into an agreement which, among other things, requires her to be available for up to twenty-four months following her resignation to assist in an orderly transition to a new chief executive. As consideration for these services, and the other conditions of the agreement, the Company paid Ms. Reynolds $281,000.

Effective January 1, 2006, Mr. D. Raymond Riddle, an outside director and former chairman of the Board, assumed the role of interim Chairman and CEO of the Company. Mr. Riddle’s annual base salary for 2006 was set at $750,000, and his annual incentive opportunity was set at 75% of base salary, with 75% of such opportunity to be determined by Company EPS performance and 25% to be determined by individual performance objectives established by the Committee. While serving in the role of Interim Chairman and CEO, Mr. Riddle was ineligible for any of the compensation payable to the Company’s non-employee directors.

Other Compensation Plans

The Company maintains a competitive package of employee benefit plans which are generally available to all employees. Executives are eligible to participate in the

Retirement Savings Plus Plan (the Company’s 401(k) plan), the Nonqualified Savings Plan and the Employee Stock Purchase Plan. Under the terms of the Retirement Savings Plus Plan and Nonqualified Savings Plan, the Company provides a matching contribution of 65%, which under the two plans is capped at an aggregate of 8% of covered compensation as defined under each of the plans. Under the Employee Stock Purchase Plan, employees may purchase Company common stock at a 15% discount.

Code Section 162(m) Implications for Executive Compensation

Code Section 162(m) limits the Company’s annual deduction to $1,000,000 for compensation paid to each of the named executive officers. Certain compensation in excess of $1,000,000 which qualifies as “performance-based” or which meets other requirements under the Code may be exempt from the Code Section 162(m) limit and, as a result, will be fully deductible by the Company. The Committee anticipates that awards under the Company’s long-term incentive program and the corporate portion of the annual incentives for executives under the EPIP will continue to qualify as “performance-based” compensation. However, since the Committee believes that a company’s and shareholders’ interests may sometimes be best served by providing compensation which is not deductible in order to attract, retain, motivate and reward executive talent, the Committee retains the flexibility to provide for payments of such compensation which is not fully deductible under Code Section 162(m).

Arthur E. Johnson (Chair)

Thomas D. Bell, Jr.

D. Raymond Riddle

James A. Rubright

Bettina M. Whyte

The information contained in the Compensation and Management Development Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following directors served on the Compensation and Management Development Committee during 2005: Thomas D. Bell, Jr., Arthur E. Johnson, D. Raymond Riddle, James A. Rubright and Bettina M. Whyte. None of such persons was, during 2005 or previously, an officer or employee of AGL Resources or any of its subsidiaries, and each such person was an independent director as defined under the listing standards of the New York Stock Exchange and our Standards for Determining Director Independence.

Mr. Thomas D. Bell, Jr. is Chief Executive Officer of Cousins Properties Incorporated, or “Cousins.” Cousins holds a 50% general partnership interest in Ten Peachtree Place Associates, or “TPPA,” which owns the building where we lease space for our corporate headquarters. Mr. Bell is not an officer of TPPA. Although Cousins is the managing member of TPPA, major business decisions for the TPPA partnership must be decided unanimously by Cousins and its partner. Prior to Mr. Bell joining our board of directors, we entered into a ten-year lease agreement with TPPA that commenced in 2003. Cousins’ 50% interest in the amount we paid in lease payments to TPPA in 2003 was approximately $2,300,000, in 2004 was approximately $2,863,000 and in 2005 was approximately $2,993,000, which was less than 1% of both our consolidated gross revenues and Cousins’ consolidated gross revenues for such respective years. Revenue amounts of less than 1% do not create any presumption of materiality, and hence create no issue with regard to a director’s independence from management, under our Standards for Determining Director Independence.

DIRECTOR COMPENSATION

General

A director who is one of our employees receives no additional compensation for his or her services as a director or as a member of a committee of the board. A director who is not one of our employees (a non-employee director) receives compensation for his or her services as described in the following paragraphs. All directors are reimbursed for reasonable expenses incurred in connection with attendance at board and committee meetings.

Initial Stock Award

Following initial election to the board, each non-employee director receives 1,000 shares of AGL Resources common stock on the first day of board service.

Annual Retainer

Each non-employee director receives an annual retainer for service as a director on the first day of each annual service term. The amount and form of the annual retainer is fixed from time to time by resolution of the Board. Effective January 2006, the annual retainer was increased from $60,000 to $90,000, of which (1) $30,000 (the “Cash Portion”) is payable in cash or, at the election of each director, in shares of AGL Resources common stock or deferred under the CSE Plan, and (2) $60,000 (the “Equity Portion”) is payable, at the election of each director, in shares of AGL Resources common stock or deferred under the CSE Plan. During the 2005 service term, the annual retainer was $60,000, of which the Cash Portion was $30,000 and the Equity Portion was $30,000.

Amounts deferred under the CSE Plan are invested in common stock equivalents that track the performance of AGL Resources common stock and are credited with equivalents to dividend payments that are made on AGL Resources common stock. At the end of a non-employee director’s board service, a participating director receives a cash distribution based on the market value of his or her common stock equivalents and dividend equivalents.

Meeting Fees

Each non-employee director receives $2,000 for attendance in person or by telephone at each meeting of the board and any committee of the board of which he or she is a member. See “Corporate Governance – Board and Committee Meetings.”

Meeting fees may be paid in cash or, at the election of a director, may be deferred under the CSE Plan. As noted above, under the CSE Plan, deferred meeting fees are invested in common stock equivalents that track the performance of AGL Resources common stock and are credited with dividend equivalent payments. At the end of a non-employee director’s board service, a participating director receives a cash distribution based on the market value of his or her common stock equivalents and dividend equivalents.

Non-Employee Director Compensation Paid

As noted above, during the 2005 service term, each non-employee director received an annual retainer of $60,000 that, upon the election of each director, was payable in cash (limited to $30,000), or in shares of our common stock or deferred under the CSE Plan. The common stock equivalents and share amounts were calculated by dividing the applicable retainer amount by the fair market value of our common stock as of the date that the retainer was paid.

The following table sets forth compensation paid to or deferred by each non-employee director for service as a director during 2005:

	Retainer Paid			Meeting Fees
Director	Cash ($)	Shares of Common Stock (#)	CSEs Credited (#)	Cash ($)	CSEs Credited (#)
Thomas D. Bell, Jr.	2,000	1,627	—	36,000	—
Charles R. Crisp	30,000	842	—	40,000	—
Michael J. Durham	2,000	1,627	—	44,000	—
Arthur E. Johnson	1,000	—	1,655	—	957
Wyck A. Knox, Jr.	30,000	—	841	16,000	377
Dennis M. Love	2,000	—	1,626	—	1,287
Dean R. O’Hare(1)	22,500	1,000	586	14,000	—
D. Raymond Riddle	2,000	—	1,626	—	1,395
James A. Rubright	1,000	—	1,655	—	1,234
Felker W. Ward, Jr.	2,000	—	1,626	34,000	—
Bettina M. Whyte	—	842	841	51,500	—
Henry C. Wolf	—	1,683	—	44,000	—

Note to Non-Employee Director Compensation Paid Table

(1)	Mr. O’Hare was elected to our board of directors on August 2, 2005. Includes
1,000 shares of common stock issued to Mr. O’Hare on his first day of board service.

Other Compensation and Benefits

Our board members are covered under the Company’s business travel accidental death insurance policy, which is available to all employees. This policy provides each director with a death benefit in the amount of $100,000. The total premium paid by the Company for employee and director coverage for 2005 was $4,375. The Company provides no other insurance or retirement benefits or other perquisites to its non-employee directors.

Share Ownership and Holding Period Requirements for Non-Employee Directors

In order to serve on our board, directors are required to own shares of our common stock. Our share ownership guidelines for non-employee directors set the minimum share ownership requirement for non-employee directors at $300,000, which represents five times the value of the current Equity Portion of the annual retainer and is currently ten times the value of the Cash Portion of the annual retainer. Each director has five years from the date of his or her election to meet the share ownership requirement. Common stock equivalents and shares issuable upon the exercise of vested stock options are included in the determination of the ownership guideline amount. The Company believes that the equity component of non-employee director compensation serves to further align the non-employee directors with the interests of its shareholders.

Under the terms of the 2006 Non-Employee Directors Equity Compensation Plan described under “Proposal 2—Approval of the 2006 Non-Employee Directors Equity Compensation Plan,” non-employee directors will be required to hold shares awarded under the plan until the earlier of (i) five years from the date of the initial stock award or stock grant; (ii) a non-employee director’s termination of service; or (iii) a change in control of the Company. Shares subject to the holding period shall include all shares issued in connection with an initial stock award under the plan and all shares issued under the plan in payment of all or part of a director’s annual retainer.

EXECUTIVE COMPENSATION

The Summary Compensation Table below reflects, for 2005, 2004 and 2003, the total compensation paid to, or accrued by us for, our former Chief Executive Officer and each of our four other most highly compensated executive officers who served as an executive officer as of December 31, 2005. These five officers are our “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation			Long-Term Compensation			All Other Compensation ($)(6)
		Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Restricted Stock Awards ($)(3)	Securities Underlying Options (#)(4)	LTIP Payouts ($)(5)

Paula Rosput Reynolds	2005	$744,231	$837,260	—	—	144,005	$788,936	$366,734
Former Chairman, President and Chief Executive Officer	2004 2003	697,115 622,115	904,500 837,500	— —	— 1,390,000	31,913 19,283	2,242,419 —	79,800 32,063

Kevin P. Madden	2005	344,596	412,515	—	15,000	19,900	188,970	34,039
Executive Vice President,	2004	320,769	310,000	44,980	182,545	2,000	1,121,209	29,784
External Affairs	2003	292,692	252,000	41,056	444,800	3,443	—	32,648

R. Eric Martinez, Jr.(7)	2005	245,938	270,277	66,215	427,560	28,900	—	21,369
Executive Vice President,
Utility Operations

Paul R. Shlanta	2005	298,308	298,308	—	—	11,637	90,858	29,968
Executive Vice President,	2004	288,077	278,000	—	132,760	7,960	800,864	26,472
General Counsel	2003	270,000	221,000	—	236,300	5,379	—	31,463
and Chief Ethics and Compliance Officer

Andrew W. Evans(7)	2005	234,363	234,363	—	438,720	29,700	—	18,427
Senior Vice President and
Chief Financial Officer

Notes to Summary Compensation Table

(1)	For 2005: Reflects annual incentive compensation earned under our annual incentive program in 2005 and paid in 2006.

For 2004: Reflects annual incentive compensation earned under our annual incentive program in 2004 and paid in 2005.

For 2003: Reflects annual incentive compensation earned under our annual incentive program in 2003 and paid in 2004.

(2)	For 2005: For Mr. Martinez, represents costs to the Company for Mr. Martinez’s apartment rental and use of a company car in connection with his temporary assignment in New Jersey while permanently residing in Texas.

For 2004 and 2003: For Mr. Madden, reflects the provision for gross-up for taxes related to the vesting of shares of restricted stock that were issued on a one-time basis on his date of employment.

(3)	Dollar amounts shown equal the number of shares of restricted stock multiplied by the fair market value on the respective dates of grant.

For 2005: For Ms. Reynolds and Messrs. Madden and Shlanta, see “Long-Term Incentive Plan (“LTIP”) Awards” below for information about the grants of performance-based restricted stock.

For Messrs. Martinez and Evans, reflects the grant of restricted stock which was awarded by the Compensation and Management Development Committee in connection with each of their respective promotions and that vests in equal installments over a four-year period. During the restriction period, the recipient has the right to vote the stock and receive dividends. Shares will be forfeited in the event of termination of employment for any reason other than a change of control.

For 2004: For Messrs. Madden and Shlanta, reflects the grant of restricted stock that vests in equal installments over a three-year period. During the restriction period, the recipient has the right to vote the stock and receive dividends. Shares will be forfeited in the event of termination of employment for any reason other than a change of control.

For 2003: For Ms. Reynolds and Messrs. Madden and Shlanta, reflects the grant of performance-based restricted stock with a 12-month restriction period. During the restriction period, the recipient has the right to vote the stock and receive dividends. Shares will be forfeited in the event of termination of employment for any reason other than change of control.

The number and value of aggregate stock and restricted stock unit holdings that were subject to restriction on December 31, 2005, based on the fair market value of our common stock at December 31, 2005 of $34.81 per share, were as follows:

Name	Shares Subject to Restriction (#)	Value of Shares Subject to Restriction ($)	Restricted Stock Units Subject to Restriction (#)	Value of Restricted Stock Units Subject to Restriction ($)
Paula R. Reynolds	—	—	—	—
Kevin P. Madden	22,667	789,038	6,000	208,860
R. Eric Martinez, Jr.	14,334	498,967	1,500	52,215
Paul R. Shlanta	4,534	157,829	2,800	97,468
Andrew W. Evans	14,334	498,967	1,700	59,177

All of Ms. Reynolds unvested restricted stock and restricted stock units were forfeited to the Company upon her resignation from the Company.

The restricted stock is eligible for dividend credit and voting. The restricted stock units are not eligible for dividend credit or voting. See “Long-Term Incentive Plan (“LTIP”) Awards” below for more information about the grants of performance-based restricted stock and restricted stock units.

(4)	Reflects shares of common stock subject to options.

(5)	For 2005, includes the vesting of long-term awards granted in January 2005. See “Long-Term Incentive Plan (“LTIP”) Awards” below. The performance-based restricted shares and the 12-month performance cash units each had a 12-month performance measurement period that ended December 31, 2005. For the performance-based restricted shares, represents the value of one-third of the shares that vested in 2005 based on the fair market value of our common stock at December 31, 2005 of $34.81 per share. For the performance cash units, represents the cash value of the 12-month units vested in 2005 and paid out in January 2006. The performance cash units were paid at the maximum level.

Name	Value of 1/3 of 2005 Restricted Shares Based on $34.81/share ($)	Value of 12-Month Performance Cash Units Based on Maximum Payout ($)	Total LTIP Payouts ($)
Paula R. Reynolds	269,186	519,750	788,936
Kevin P. Madden	69,620	119,350	188,970
R. Eric Martinez, Jr.	—	—	—
Paul R. Shlanta	32,478	58,380	90,858
Andrew W. Evans	—	—	—

For 2004, reflects the value of vested performance units awarded in February 2002 based on the closing price of our common stock on December 31, 2004. The performance measurement period for these units ended December 31, 2004. The cash value of these units was paid out in January 2005.

For 2003, no performance units vested.

(6)	For 2005, reflects the following:

Name	Company Contributions to the RSP ($)	Company Contributions to the NSP ($)	Other ($)(a)
Paula R. Reynolds	9,100	76,634	281,000
Kevin P. Madden	9,100	24,939
R. Eric Martinez, Jr.	9,100	12,269
Paul R. Shlanta	9,100	20,868
Andrew W. Evans	9,100	9,327

(a)	Reflects a payment pursuant to a Non-Solicitation, Cooperation and General Release and Waiver Agreement between Ms. Reynolds and us in connection with her resignation. See “Other Matters Involving Directors and Executive Officers – Solicitation, Cooperation and General Release and Waiver Agreement” below.

(7)	Mr. Martinez became an executive officer on November 23, 2005 and Mr. Evans became an executive officer on September 7, 2005.

Option Grants

The following table presents information concerning stock options granted to the named executive officers during 2005.

Option Grants in Last Fiscal Year(1)

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)(2)	Expiration Date(3)		Grant Date Present Value ($)(4)
Paula R. Reynolds(5)	76,700	7.59%	33.24	01/03/15		350,228
	12,148	1.20%	39.10	08/31/10	R	68,970
	11,070	1.09%	38.45	09/18/10	R	62,517
	1,976	*	38.45	08/31/10	R	11,676
	13,567	1.34%	37.35	09/18/10	R	76,864
	2,184	*	37.11	09/18/10	R	11,871
	11,708	1.16%	37.11	11/02/10	R	63,641
	14,652	1.45%	35.30	11/02/10	R	79,004
Kevin P. Madden	19,900	1.97%	33.24	01/03/15		90,867
R. Eric Martinez, Jr.(6)	4,900	*	33.24	01/03/15		22,374
	24,000	2.37%	35.63	12/07/15		122,071
Paul R. Shlanta	9,300	*	33.24	01/03/15		42,466
	2,337	*	36.37	11/09/08	R	12,448
Andrew W. Evans(6)	5,700	*	33.24	01/03/15		26,027
	24,000	2.37%	36.56	09/27/15		131,004

*	Indicates less than 1%.
R	indicates reload stock option.

Notes to Option Grants Table

(1)	The options shown include “reload options” as noted above. A reload option is an option granted to an employee for the same number of shares as is exchanged in payment of the exercise price. A reload option is subject to all of the same terms and conditions as the original option except for the exercise price that is determined on the basis of the fair market value of our common stock on the date the reload option is granted. Effective March 15, 2005, the Company eliminated the “reload option” provision from all future stock grants.

Options are exercisable according to the terms of their respective option agreement. All reload options become exercisable six months after the date of grant. Options, other than reload options, are exercisable as follows:

Name	Number of Securities Underlying Options Granted (other than reload options)	Vesting
Paula R. Reynolds	76,700	3-year ratable
Kevin P. Madden	19,900	3-year ratable
R. Eric Martinez, Jr.	4,900	3-year ratable
	24,000	4-year ratable
Paul R. Shlanta	9,300	3-year ratable
Andrew W. Evans	5,700	3-year ratable
	24,000	4-year ratable
Options are subject to early termination upon the occurrence of certain events related to termination of employment. All options immediately become exercisable in the event of a change in control.

(2)	Options were granted at prices equal to the fair market value of our common stock on the date of grant. The exercise price of options may be paid in cash, by delivery of already-owned shares of our common stock or by any other approved method.

(3)	Expiration dates are ten years from the date of grant for options other than reload options. Reload options, which are designated in the Option Grants in Last Fiscal Year table above as “R,” have an expiration date that is the same date as the expiration date of the original underlying option.

(4)	“Grant date present value” represents the estimated present value of stock options, measured at the date of grant, using the Black-Scholes Option Pricing Model. The following table presents information about the underlying assumptions used in developing the grant date present value for each of the grants in the Option Grants in Last Fiscal Year table. As noted above, all options were granted at prices equal to the fair market value of our common stock on the date of grant.

Name	# of Options Granted	Option Term In Years	Annual Dividend Yield		Volatility (a)		Risk-Free Rate(b)
Paula R. Reynolds	76,700 12,148 11,070 1,976 13,567 2,184 11,708 14,652	7.00 5.17 5.17 5.17 5.00 5.00 5.08 5.00	3.73 3.17 3.22 3.22 3.32 3.34 3.34 3.51	% % % % % % % %	17.31 17.18 17.20 17.20 17.13 17.12 17.12 17.07	% % % % % % % %	3.97 4.06 4.18 4.18 4.08 4.38 4.38 4.48	% % % % % % % %
Kevin P. Madden	19,900	7.00	3.73%		17.31%		3.97%
R. Eric Martinez, Jr.	4,900 24,000	7.00 7.00	3.73 3.65	% %	17.31 16.96	% %	3.97 4.41	% %
Paul R. Shlanta	9,300 2,337	7.00 3.00	3.73 3.41	% %	17.31 17.07	% %	3.97 4.48	% %
Andrew W. Evans	5,700 24,000	7.00 7.00	3.73 3.39	% %	17.31 17.13	% %	3.97 4.08	% %

(a)	Seven years of historical data were examined in determining expected volatility.

(b)	Risk-free rate represents the US Treasury seven year constant maturity as obtained at the Federal Reserve Statistical Release as of the date of grant.

An option holder realizes value from a stock option only to the extent that the price of AGL Resources common stock on the exercise date exceeds the exercise price of the option on the grant date. Consequently, there is no assurance that the value realized by an option holder will be at or near the estimated grant date present value. Those amounts should not be used to predict stock performance.

(5)	All of the options granted to Ms. Reynolds in 2005 were cancelled in January 2006 in connection with her resignation from the Company. For Ms. Reynolds’ stock options that vested on or before December 31, 2005, the Compensation and Management Development Committee approved an extension of the option exercise period for 60 days following her date of resignation. The purpose of the 60-day extension was to allow Ms. Reynolds the opportunity to exercise her vested options outside of the Company’s imposed blackout period related to year-end financial results.

(6)	An option grant for 24,000 shares to each of Messrs. Martinez and Evans was made by the Compensation and Management Development Committee in connection with each of their respective promotions.

Option Exercises

The following table presents information concerning stock options exercised by the named executive officers during 2005 and the options held as of December 31, 2005.

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year-End Option Values

	Exercises During Year		Fiscal Year-End
			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the- Money Options at Fiscal Year End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Paula R. Reynolds (2)	162,621	2,752,154	85,719	144,005	$696,849	120,419
Kevin P. Madden	5,000	72,260	33,293	19,900	413,476	31,243
R. Eric Martinez, Jr.	0	0	15,750	28,900	215,548	7,693
Paul R. Shlanta	59,342	953,491	16,851	11,637	137,097	14,601
Andrew W. Evans	6,667	70,197	3,333	29,700	36,230	8,949

Notes to Option Exercises Table

(1)	The respective values for “in-the-money” options represent the positive spread between the exercise price of options outstanding at December 31, 2005 and the fair market value of our common stock at December 31, 2005.

(2)	All of Ms. Reynolds’ unexercisable options were forfeited to the Company upon her resignation from the Company. For

Ms. Reynolds’ stock options that vested on or before December 31, 2005, the Compensation and Management Development Committee approved an extension of the option exercise period for 60 days following her date of resignation. The purpose of the 60-day extension was to allow Ms. Reynolds the opportunity to exercise her vested options outside of the Company’s imposed blackout period related to year-end financial results.

Long-Term Incentive Plan (“LTIP”) Awards

Long-term awards in the form of restricted stock units, restricted shares and performance cash awards were made by the Compensation and Management Development Committee in 2005. The following tables present information concerning long-term incentive awards granted to each of the named executive officers during 2005.

Performance-based Restricted Stock Units and Restricted Stock

The performance-based restricted stock units and shares of restricted stock are awards that represent the opportunity to receive a specified number of shares of our common stock, subject to the achievement of certain pre-established performance criteria.

Restricted Stock Unit and Restricted Share Awards Made in 2005

Name	Number of Restricted Stock Units (1)	Number of Restricted Shares (1)	Performance Measurement Period (1)
Paula R. Reynolds (2)	23,200	23,200	12 months
Kevin P. Madden	6,000	6,000	12 months
R. Eric Martinez, Jr.	1,500	—	12 months
Paul R. Shlanta	2,800	2,800	12 months
Andrew W. Evans	1,700	—	12 months

Notes to Restricted Stock Unit and Restricted Share Awards Table

(1)	The performance measure and measurement period. The 2005 restricted stock units and restricted shares have a 12-month performance measurement period with a performance measure related to management’s success in integrating its acquisitions and generating improvement in earnings from these acquired businesses. The awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended the (“Code”).

Vesting. With respect to the 2005 restricted stock units, at the end of the performance measurement period, if the performance measure is achieved, the 2005 restricted stock units are converted to an equal number of shares of our common stock and, thereafter, are subject to time-based vesting over a three-year period. With respect to the 2005 restricted shares, at the end of the performance measurement period, if the performance measure is achieved, one-third of the shares awarded vest and the balance of the shares then vest ratably over a two-year period. The performance measure was achieved for both the 2005 restricted stock units and restricted shares.

Forfeiture. If the performance measure is not attained for the 2005 restricted stock units and shares of restricted stock, then the 2005 restricted stock units and shares are forfeited. In addition, the 2005 restricted stock units and shares are subject to transfer restrictions and are subject to forfeiture upon a recipient’s termination of employment for any reason.

Dividends and voting. The 2005 restricted stock units are not eligible for dividend credit or voting. The 2005 restricted shares are eligible for dividend credit and voting.

Change in control. Upon a change in control of the Company, the restricted stock units and shares become fully vested.

(2)	All of Ms. Reynolds’ 2005 restricted stock units and two-thirds of her restricted shares were forfeited to the Company upon her resignation from the Company.

Performance Cash Units

A performance cash unit is an award that represents the opportunity to receive a cash award, subject to the achievement of certain pre-established performance criteria.

Performance Cash Unit Awards Made in 2005 (1)

		Estimated Future Payout
Name	Performance Measurement Period (2)	Threshold ($)(3)	Target ($)(3)	Maximum ($)(3)
Paula R. Reynolds (4)	1-year	222,750	371,250	519,750
Kevin P. Madden	1-year	51,150	85,250	119,350
R. Eric Martinez, Jr. (5)	1-year	—	—	—
Paul R. Shlanta	1-year	25,020	41,700	58,380
Andrew W. Evans (5)	1-year	—	—	—

		Estimated Future Payout
Name	Performance Measurement Period (2)	Threshold ($)(3)	Target ($)(3)	Maximum ($)(3)
Paula R. Reynolds (4)	2-years	222,750	371,250	519,750
Kevin P. Madden	2-years	51,150	85,250	119,350
R. Eric Martinez, Jr. (5)	2-years	49,500	82,500	115,500
Paul R. Shlanta	2-years	25,020	41,700	58,380
Andrew W. Evans (5)	2-years	49,500	82,500	115,500

		Estimated Future Payout
Name	Performance Measurement Period (2)	Threshold ($)(3)	Target ($)(3)	Maximum ($)(3)
Paula R. Reynolds (4)	3-years	445,500	742,500	1,039,500
Kevin P. Madden	3-years	102,300	170,500	238,700
Andrew W. Evans (5)	3-years	99,000	165,000	231,000
Paul R. Shlanta	3-years	50,040	83,400	116,760
R. Eric Martinez, Jr. (5)	3-years	99,000	165,000	231,000

Notes to Performance Cash Unit Awards Table

(1)	How Performance Cash Units Work. The award represents an opportunity to be paid a cash award that is based on a pre-established multiple of an officer’s salary relative to the achievement of a pre-established performance goal. The target award is based on a participant’s salary at the date of grant. The amount of payout is determined at the end of the performance measurement period and ranges from 0% to 140% of the target award. All awards are paid in cash.

Given that 2005 represented the start of the first three-year performance cycle, “phase-in” grants were made to certain executive officers in 2005 in order to establish overlapping performance cycles so that an executive would have the opportunity to receive a payout from this long-term incentive component at the end of fiscal years 2005 and 2006.

Forfeiture. If the minimum performance measure is not attained for the relevant performance measurement period, then the performance cash units are forfeited. In addition, the performance cash units are non-transferable and are subject to forfeiture upon a recipient’s termination of employment for any reason.

Dividends and voting. The performance cash units are not eligible for dividend credit or voting.

Change in control. Upon a change in control of the Company, the performance cash units become vested at the “target level,” as prorated on a daily basis based on the completed portion of the applicable performance measurement period.

(2)	The performance measure and measurement period. The 2005 performance cash units have a performance measurement period that ranges from 12 to 36 months. The performance cash units have a performance measure that relates to our average annual growth in basic EPS plus average dividend yield. The awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(3)	Calculation of payout. The amount of payout is based on our average annual growth in basic EPS plus average dividend yield for the relevant performance measurement period. A payment at the threshold level, consisting of 60% of the target award, represents the minimum acceptable performance. Performance below the threshold level results in no payment. A payment at the maximum level, consisting of 140% of the target award, represents the maximum payout. The 2005 performance cash units that had a 1-year performance measurement period, paid out at the maximum level.

(4)	All of Ms. Reynolds’ 2-year and 3-year performance cash units were forfeited to the Company upon her resignation from the Company.

(5)	In connection with the promotions of Messrs. Martinez and Evans during 2005, additional performance cash unit awards were granted to them by the Compensation and Management Development Committee.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	2,093,818	$28.09	5,135,662
Equity compensation plans not approved by security holders (2)	127,427	23.03	218,807
Total	2,221,245	27.79	5,354,469

Notes to Equity Compensation Plan Table

(1)	These plans consist of the LTSIP, LTIP, and the 1996 Directors Plan. As of January 1 of each year, the number of shares issuable under the LTIP is increased by an amount equal to 2% of the shares outstanding on the preceding December 31.

(2)	Represents the OIP. The OIP is considered an “open market” plan. At the time of its adoption, the OIP did not require shareholder approval under the rules of the New York Stock Exchange or otherwise.

Retirement Plan

The Pension Plan Table below shows the estimated annual lifetime benefits calculated on a straight–life annuity basis and payable under the AGL Resources Inc. Retirement Plan and the AGL Resources Inc. Excess Benefit Plan under the career average earnings formula to persons in specified compensation and years of service classifications upon retirement at age 65. We calculate the career average earnings formula based on 1% of total compensation plus .5% of total compensation in excess of 50% of the Social Security wage base for each year, which is payable as an annuity at normal retirement age (65 years). The annuity amount is adjusted for optional forms of payment or different commencement dates. Benefit amounts shown in the table above are based on continued employment to age 65, assume a level Social Security wage base at the current rate, and assume that the career average earnings formula applies to all years of service.

PENSION PLAN TABLE

Career Average Earnings Formula

Career Average Earnings Per Year of Service	Years of Service
	5	10	15	20	25	30
$ 100,000	$6,439	$12,878	$19,316	$25,755	$32,194	$38,633
150,000	10,189	20,378	30,566	40,755	50,944	61,133
200,000	13,939	27,878	41,816	55,755	69,694	83,633
250,000	17,689	35,378	53,066	70,755	88,444	106,133
300,000	21,439	42,878	64,316	85,755	107,194	128,633
350,000	25,189	50,378	75,566	100,755	125,944	151,133
400,000	28,939	57,878	86,816	115,755	144,694	173,633
450,000	32,689	65,378	98,066	130,755	163,444	196,133
500,000	36,439	72,878	109,316	145,755	182,194	218,633
550,000	40,189	80,378	120,566	160,755	200,944	241,133
600,000	43,939	87,878	131,816	175,755	219,694	263,633
650,000	47,689	95,378	143,066	190,755	238,444	286,133
700,000	51,439	102,878	154,316	205,755	257,194	308,633
750,000	55,189	110,378	165,566	220,755	275,944	331,133
1,000,000	73,939	147,878	221,816	295,755	369,694	443,633
1,250,000	92,689	185,378	278,066	370,755	463,444	556,133
1,500,000	111,439	222,878	334,316	445,755	557,194	668,633
1,750,000	130,189	260,389	390,566	520,755	650,944	781,133

As of December 31, 2005, the estimated years of benefit accrual service for each of the named executive officers were as follows: Ms. Reynolds and Mr. Shlanta – 7 years; Mr. Madden – 4 years; Mr. Martinez – 16 years; and Mr. Evans – 4 years.

OTHER MATTERS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

Change in Control Agreements

Each of the named executive officers has continuity agreements with us with the exception of Ms. Reynolds. Ms. Reynolds’ agreement was terminated on December 31, 2005. See “Solicitation, Cooperation and General Release and Waiver Agreement” below. The purpose of these agreements is to retain key management personnel and assure continued productivity of such personnel in the event of a change in control of our company.

The continuity agreements define a “change in control” to generally mean the occurrence of any of the following events:

•	the acquisition by a person or group of persons of more than a specified percentage of our voting securities;

•	the approval by the shareholders of a merger, business combination or sale of 50% or more of our assets, the result of which is that less than 80% of the voting securities of the resulting corporation is owned by our former shareholders; or

•	the failure, during any two-year period, of incumbent directors to constitute at least a majority of our board of directors.

Generally, no benefits are provided under the continuity agreements for any type of termination that occurs before our announcement of our intention to engage in a transaction that is expected to result in a change in control, which we refer to as a “change in control transaction,” or for terminations that occur after such an announcement due to death, disability, voluntary termination without “good reason” or any termination for “cause,” which includes failure to perform duties and responsibilities and fraud or dishonesty. “Good reason” includes a material diminution of position or duties, adverse changes in compensation, adverse changes in benefits (unless all executives suffer the same changes) and failure of a successor to assume the agreement.

An officer who experiences a qualifying termination following the announcement of a change in control transaction will be entitled to a severance benefit equal to three times the sum of his or her base salary plus the highest annual incentive compensation during the three years prior to the year of the qualifying termination. In addition, at the time of the qualifying termination, the named executive officer will also be entitled to a prorated annual incentive compensation payment for the year of the qualifying termination, based on the number of days the named executive officer was employed by us during that year. An officer experiences a qualifying termination when such officer’s employment is involuntarily terminated without cause or voluntarily terminated for good reason. The severance benefit remains payable in connection with any qualifying termination that occurs through the second anniversary of the date of the consummation of the change in control.

The continuity agreements also provide a three-year continuation of medical, dental and life insurance benefits, full vesting of all long-term incentive compensation, payment of any forgone employer contributions under the RSP Plan and NSP, an additional payment, based upon participation in the Retirement Plan and the Excess Benefit Plan and outplacement assistance. We will pay any additional retirement benefit payable due to these provisions of the continuity agreements from general assets. The officers may also receive reimbursement of legal fees in connection with the enforcement of payouts under the continuity agreements.

If the payments under the continuity agreements exceed the base amount permitted under Code Section 280G(b)(3) by 10% or more, we will pay the affected officer an additional amount equal to the excise tax, plus an amount equal to the state, federal and FICA taxes on the additional amount.

Solicitation, Cooperation and General Release and Waiver Agreement

On January 1, 2006, the Company entered into a Non-Solicitation, Cooperation and General Release and Waiver Agreement (the “Agreement”) with Ms. Reynolds on behalf of itself and AGL Services Company (its wholly-owned subsidiary). Pursuant to the Agreement, the continuity agreement effective as of December 1, 2003 between the Company and Ms. Reynolds terminated upon Ms. Reynolds’ resignation from the Company on December 31, 2005. Additionally, Ms. Reynolds agreed (1) to be available to assist the Company in an orderly transition for up to 24 months following her resignation, (2) not to disclose or use confidential information related to the Company’s business without the prior written consent of the

Company, (3) not to initiate contact with employees of the Company for employment outside the Company for 24 months following her resignation, and (4) to take no action which damages the reputation of the Company or any of its employees, officers or directors. Ms. Reynolds also released the Company and its affiliates from all claims or demands that she may have based on her employment and directorship with the Company or any subsidiary or affiliate of the Company and agreed not to bring any actions against the Company or any subsidiary or affiliate of the Company with regard to such matters. In consideration for these agreements, no later than January 31, 2006, the Company agreed to pay Ms. Reynolds the sum of $281,000, less applicable withholding and other customary deductions, as a full and final settlement of all amounts to which Ms. Reynolds may claim to be entitled for any and all employment with, and services to, the Company or any of its subsidiaries or affiliates other than amounts due to Ms. Reynolds under the Company’s compensation and employee benefit plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Thomas D. Bell, Jr., a member of our board of directors, is Chief Executive Officer of Cousins Properties Incorporated, or “Cousins.” Cousins holds a 50% general partnership interest in Ten Peachtree Place Associates, or “TPPA,” which owns the building where we lease space for our corporate headquarters. Mr. Bell is not an officer of TPPA. Although Cousins is the managing member of TPPA, major business decisions for the TPPA partnership must be decided unanimously by Cousins and its partner. Prior to Mr. Bell joining our board of directors, we entered into a ten-year lease agreement with TPPA that commenced in 2003. Cousins’ 50% interest in the amount we paid in lease payments to TPPA in 2003 was approximately $2,300,000, in 2004 was approximately $2,863,000 and in 2005 was approximately $2,993,000, which was less than 1% of both our consolidated gross revenues and Cousins’ consolidated gross revenues for such respective years. Revenue amounts of less than 1% do not create any presumption of materiality, and hence create no issue with regard to a director’s independence from management, under our Standards for Determining Director Independence.

Mr. Wyck A. Knox, Jr., a member of our board of directors, is a partner in the law firm of Kilpatrick Stockton, LLP. During the years ended December 31, 2003, 2004 and 2005, we retained Kilpatrick Stockton with regard to a variety of legal matters. The amount of fees paid to Kilpatrick Stockton for such services during 2003, 2004 and 2005 was approximately $101,382, $127,140 and $236,635, respectively, which was less than 1% of both our consolidated gross revenues and Kilpatrick Stockton’s gross revenues for such respective years, thus creating no presumption of materiality or non-independence under our Standards for Determining Director Independence.

Mr. Henry C. Wolf, a member of our board of directors, is the Chief Financial Officer of Norfolk Southern Corporation, or “NSC.” T-Cubed of North America, Inc., or “T-Cubed,” is a wholly-owned subsidiary of NSC. Mr. Wolf is a director, but not an officer or major shareholder, of T-Cubed. Prior to Mr. Wolf being nominated to our board of directors, our wholly-owned subsidiary, AGL Networks LLC, entered into a Duct Purchase Agreement and a Right-of-Way Sublease Agreement with T-Cubed. The amount we paid T-Cubed in 2003, 2004 and 2005 was approximately $9,375, $113,400 and $13,650, respectively, which was less than 1% of both our consolidated gross revenues and NSC’s consolidated gross revenues for such respective years, thus creating no presumption of materiality or non-independence under our Standards for Determining Director Independence.

On February 10, 2006, JP Morgan Chase & Co. reported on its behalf and its wholly-owned subsidiaries, which includes JP Morgan Chase Bank, National Association, J.P. Morgan Investment Management, Inc., Bank One Trust Co., N.A. and JP Morgan Investment Advisors Inc. (collectively, “JP Morgan”), that it held 5.9% of our outstanding shares of common stock.

AGL Capital Corporation, our wholly-owned subsidiary, has a credit facility (the “Credit Agreement”) which supports its commercial paper program. We fully and unconditionally guarantee the obligations of AGL Capital under, and therefore we are a party to, the Credit Agreement. The Credit Agreement terminates on August 31, 2010. The aggregate principal amount available under the Credit Agreement is $850 million, and AGL Capital has the option to increase the aggregate principal amount available for borrowing to $1.1 billion on not more than three occasions during each calendar year during the term of the Credit Agreement on the terms and conditions expressed therein.

JP Morgan Chase Bank, N.A. is a lender under the Credit Agreement. In 2005, we paid JP Morgan approximately $0.1 million for financing fees under the Credit Agreement and approximately $0.5 million for interest on a separate unsecured line of credit maintained by our wholly-owned subsidiary, Sequent Energy Management, L.P. In 2006, we expect to pay JP Morgan less than $1 million for financing fees under the Credit Agreement and for interest on Sequent’s line of credit, depending on the amount of borrowing under the Sequent line of credit. In addition, we paid JP Morgan approximately $0.1 million in 2005 in connection with the unwinding of an interest rate swap transaction. Occasionally Sequent uses the services of various brokerage firms, including JP Morgan, to conduct its options, futures and derivative transactions trades on the New York Mercantile Exchange. In 2005, we paid JP Morgan approximately $0.5 million in broker fees in connection with trades made on behalf of Sequent and Sequent expects to continue to use JP Morgan’s broker services in 2006.

STOCK PERFORMANCE GRAPH

The following graph and accompanying tabular presentation compare the cumulative 63 month shareholder return on our common stock with the cumulative 63 month total return of companies in the Standard & Poor’s 500 Composite Stock Price Index and the Standard & Poor’s Utilities Index. The graph and table assume that $100 was invested on September 30, 2000 in our common stock, the S&P 500 Index and the S&P Utilities Index and also assume dividend reinvestment.

The information contained in the Stock Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and any person who owns more than 10% of our common stock to file reports of initial common stock ownership and changes in common stock ownership with the SEC and the New York Stock Exchange. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

To our knowledge, based solely on our review of the copies of such reports received by us and written representations that no other reports were required for those persons, during 2005, all filing requirements were met except that the Form 4 reporting the acquisition of shares of common stock by Mr. Ward on January 3, 2005, was not timely filed and the Form 4 reporting the extension of Ms. Reynolds’ outstanding vested stock options in connection with her resignation, as reported in our current report on Form 8-K filed with the SEC on December 8, 2005, was not timely filed.

PROPOSAL 2—APPROVAL OF THE 2006 NON-EMPLOYEE DIRECTORS EQUITY COMPENSATION PLAN

On December 7, 2005, our board of directors adopted the AGL Resources Inc. 2006 Non-Employee Directors Equity Compensation Plan (the “2006 Directors Plan”), subject to the approval by our shareholders. If the shareholders approve the 2006 Directors Plan, it will be effective as of January 1, 2006.

The Company currently maintains the AGL Resources Inc. Amended and Restated 1996 Non-Employee Directors Equity Compensation Plan (the “1996 Directors Plan”). As of December 31, 2005, there were approximately 23,000 shares of the Company’s common stock reserved and available for future awards under the 1996 Directors Plan. If the shareholders approve the 2006 Directors Plan, all future equity grants to its non-employee directors will be made from the 2006 Directors Plan and the Company will not grant any additional awards under the 1996 Directors Plan.

A summary of the 2006 Directors Plan is set forth below. This summary is qualified in its entirety by the full text of the plan, which is attached to this proxy statement as Annex C.

Summary of the 2006 Directors Plan

Purpose. The purpose of the 2006 Directors Plan is to:

•	attract and retain highly qualified individuals to serve as non-employee directors,

•	align non-employee directors’ compensation more closely to the Company’s performance and its shareholders’ interests, and

•	provide non-employee directors with competitive compensation and an ownership interest in the Company’s common stock.

Eligibility. Each member of our board of directors who is not an employee of the Company will be a participant in the 2006 Directors Plan. As of March 2006, there were 12 non-employee directors eligible to participate in the 2006 Directors Plan.

Shares Available for Awards. Subject to adjustment as provided in the plan, the maximum number of shares of Company common stock that may be issued under the 2006 Directors Plan is 200,000.

Administration. Our board of directors will administer the 2006 Directors Plan. The board will have authority to interpret the plan, to establish and amend any rules and regulations relating to the plan, and to make all other determinations necessary or advisable for the administration of the plan.

Terms and Conditions of Awards

Initial Stock Award. Each non-employee director receives a fully-vested award of 1,000 shares of Company common stock upon his or her initial election or appointment to the board. The initial stock award will be granted on the non-employee director’s first day of actual service on the board.

Annual Retainer. Each non-employee director receives an annual retainer for his or her service as a director. The amount and form of the annual retainer will be fixed from time to time by the board. As of January 2006, the annual retainer is $90,000, of which (1) $30,000 (the “Cash Portion”) is payable in cash or, at the election of each director, in shares of AGL Resources common stock or deferred under the 1998 Common Stock Equivalent Plan for Non-Employee Directors, which we refer to as the “CSE Plan,” and (2) $60,000 (the “Equity Portion”) is payable, at the election of each director, in shares of AGL Resources common stock or deferred under the CSE Plan. Prorated retainers will be paid to directors who become eligible to participate in the plan on a date other than the annual meeting of shareholders.

Cash retainers will be paid quarterly in advance beginning on the date of the annual shareholders meeting and on the dates three, six and nine months from the date of the meeting. If a non-employee director elects to receive his or her annual retainer in shares of common stock, he or she will receive a grant of fully-vested shares of Company common stock on the day of the annual shareholders meeting. The number of shares of common stock granted to the non-employee director will be determined by dividing the amount of the annual retainer (or, if applicable, the annual retainer less the value of the amount to be taken in cash and/or deferred under the CSE Plan) by the fair market value per share of common stock on the grant date.

Meeting Fees. Each non-employee director is paid a meeting fee for each board and/or committee meeting that he or she attends. The amount of the meeting fees will be fixed from time to time by the board. As of November 2004, the meeting fee for non-employee directors was set at $2,000. In lieu of receiving his or her meeting fee in cash following each meeting date, a non-employee director may elect to defer such fee under the CSE Plan, pursuant to the terms and conditions of such plan.

Timing and Manner of Payment Election. Each non-employee director must make an election as to the form of payment for his or her annual retainer and meeting fees for a plan year by delivering an election form prior to the beginning of the calendar year in which such plan year begins. The election form will be irrevocable for the applicable plan year and will continue in effect until the non-employee director changes the election for future plan years by executing and delivering a new election form.

Adjustments. If the outstanding common stock at any time is changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization, the board may:

•	adjust the number and kind of shares of common stock that are issuable under the plan,

•	adjust the number and kind of shares of common stock subject to outstanding awards, and

•	make any other equitable adjustments it deems necessary.

Holding Period and Stock Ownership Requirements. Under the terms of the 2006 Directors Plan, non-employee directors will be required to hold shares awarded under the plan until the earlier of (i) five years from the respective date of the initial stock award or stock grant; (ii) a non-employee director’s termination of service; or (iii) a change in control of the Company. Shares subject to the holding period shall include all shares issued in connection with an initial stock award under the plan and all shares issued under the plan in payment of all or a part of a director’s annual retainer.

Our share ownership guidelines for non-employee directors set the minimum share ownership requirements for non-employee directors at $300,000, which represents five times the value of the current Equity Portion of the annual retainer and is currently ten times the value of the Cash Portion of the annual retainer. Each director has five years from the date of his or her election to meet the share ownership requirement. Common stock equivalents and shares issuable upon the exercise of vested stock options are included in the determination of the ownership guideline amount. The Company believes that the equity component of non-employee director compensation serves to further align the non-employee directors with the interests of its shareholders.

Termination and Amendment. The board may amend, suspend or terminate the 2006 Directors Plan in whole or in part at any time. However, shareholder approval will be required for any amendment to the plan that would, in the reasonable opinion of the board, either increase the number of shares issuable under the plan or materially modify the requirements for eligibility. The board may condition any other amendment on the approval of shareholders for any reason, including by reason of such approval being necessary or deemed advisable to:

•	permit awards to be exempt from liability under Section 16(b) of the Securities Exchange Act of 1934, as amended,

•	comply with the listing or other requirements of a securities exchange, or satisfy any other tax, securities or other applicable laws, policies or regulations.

Certain Federal Tax Effects

Annual Retainer and Meeting Fees Paid in Cash. Non-employee directors who are paid cash for the annual retainer and/or meeting fees will recognize ordinary income equal to the cash paid. The Company will be allowed a corresponding federal income tax deduction equal to the amount of income recognized by the non-employee director at that time.

Initial Stock Award and Annual Retainer Paid in Shares of Stock. Non-employee directors will recognize ordinary income equal to the fair market value of the common stock as of the date of issuance, and the Company will be allowed a corresponding federal income tax deduction at that time.

Benefits to Named Executive Officers and Others

Only non-employee directors of the Company are entitled to participate in the 2006 Directors Plan (currently 12 persons). The following table shows the maximum benefits that may accrue under the 2006 Directors Plan, for each year that it is in effect, to the persons and groups indicated.

Name and Position	Dollar Value ($)(1)	No. of Shares of Common Stock (1)
All Non-Employee Directors, as a group (currently 12 persons)	$1,080,000	31,026

(1)	Based on the current annual retainer, represents the maximum dollar value and number of shares of our common stock that may be awarded each year. The dollar value equals the current annual retainer ($90,000) multiplied by the number of current non-employee directors (12). The number of shares represents the maximum dollar value divided the fair market value of our common stock at December 31, 2005 of $34.81 per share.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE 2006 NON-EMPLOYEE DIRECTORS EQUITY COMPENSATION PLAN.

PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITOR FOR 2006

Appointment of Independent Auditor

PricewaterhouseCoopers LLP served as our independent auditor and audited our annual financial statements for the fiscal year ended December 31, 2005. PricewaterhouseCoopers LLP has served as our principal independent auditor since 2003. The Audit Committee has appointed PricewaterhouseCoopers LLP to be our independent auditor for the fiscal year ending December 31, 2006. The shareholders are asked to ratify this appointment at the annual meeting.

Representatives of PricewaterhouseCoopers LLP will attend the annual meeting and will have the opportunity to make a statement if they so desire. They will also be available to answer appropriate questions.

Audit and Non-Audit Fees

The following table summarizes certain fees billed by PricewaterhouseCoopers LLP for fiscal 2005 and 2004:

Fee Category:	2005	2004
Audit fees	$2,283,530	$1,475,258
Audit-related fees	$240,718	$252,695
Tax fees	$385,795	$67,895
All other fees	$3,500	$3,800

Total fees	$2,913,543	$1,799,648

Set forth below is a description of the nature of the services that PricewaterhouseCoopers LLP provided to us in exchange for such fees.

Audit Fees

Represents fees PricewaterhouseCoopers LLP billed us for the audit of our annual and quarterly financial statements and for services normally provided in connection with statutory and regulatory filings. The audit fees for both 2004 and 2005 include substantial fees incurred in meeting the compliance requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as well as audit fees for our subsidiary, NUI Corporation and, in 2005, SouthStar Energy Services LLC.

Audit-Related Fees

Represents fees PricewaterhouseCoopers LLP billed us for audit-related services, including services relating to potential business acquisitions and dispositions, the audit of employee benefit plan financial statements, assistance with implementation of rules and regulations pursuant to the Sarbanes-Oxley Act of 2002 and compliance with rules and regulations applicable to accounting matters.

Tax Fees

Represents fees PricewaterhouseCoopers LLP billed us for tax compliance, planning and advisory services.

All Other Fees

Represents fees PricewaterhouseCoopers LLP billed us for professional services related to an online research tool and professional training.

The Audit Committee pre-approved all of the above audit, audit-related, tax and other fees of PricewaterhouseCoopers LLP, as required by the pre-approval policy described below. The Audit Committee concluded that the provision of the above services by PricewaterhouseCoopers LLP was compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Audit Committee Audit and Non-Audit Services Approval Policy

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee adopted a policy that requires specific Audit Committee approval before any services are provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management submits to the Audit Committee for approval a summary of services expected to be rendered during that year for (1) audit services, (2) audit-related services, (3) tax services, and (4) all other services. The Audit Committee pre-approves these services by category of service and budget amount. The Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires that management obtain specific approval from the Audit Committee before engaging the independent auditor.

The Audit Committee may delegate approval authority to one or more of its members. The member to whom such authority is delegated must present for ratification any approval decisions to the Audit Committee at its next scheduled meeting.

In the event shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2006, the Audit Committee will review its future selection of the independent auditor.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITOR FOR 2006.

GENERAL INFORMATION

2005 Annual Report

A copy of our 2005 annual report is enclosed. The annual report, which contains financial and other information about us, is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

Availability of Corporate Governance Documents

Our Standards for Determining Director Independence, our Corporate Governance Guidelines, our Code of Ethics for the Chief Executive Officer and the Senior Financial Officers, our Code of Business Conduct and the charters of each of our Board committees are available on our web site at www.aglresources.com, and are available in print to any shareholder who requests them. You may contact our Investor Relations department for copies at:

AGL Resources Inc.

Investor Relations

P.O. Box 4569, Location 1071

Atlanta, Georgia 30302-4569

(404) 584-3801

Shareholder Communications with Directors

The non-management members of the board of directors meet regularly in executive session without management’s participation. The presiding director at such executive sessions is the chairman of the Executive Committee of the board of directors. Shareholders may communicate with our board of directors, or alternatively, the non-management members of the board of directors, via our Compliance Alert Hotline at 1-800-350-1014 as further described in our Procedures for Communicating with the board of directors of AGL Resources Inc., a copy of which is available on our web site at www.aglresources.com and is available in print to any shareholder who requests it.

ANNEX A

AGL RESOURCES INC.

STANDARDS FOR DETERMINING DIRECTOR INDEPENDENCE

I.	General

The Board of Directors of AGL Resources Inc. (“AGL Resources” or the “Company”) must consist of at least a majority of independent directors. No director shall qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with AGL Resources (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making its independence determination for each director, the Board of Directors shall consider all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with the Company, the Board will consider the issue not merely from the standpoint of the director, but also from the standpoint of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

II.	Relationships that are Conclusively Deemed to be Material

The following categories of relationships shall conclusively be deemed to be material and shall preclude the Board of Directors from making a determination that a director who has such a relationship is independent until expiration of the “cooling off” periods described below:

A.	A director who is, or has been within the last three years, an employee,[1] or whose Immediate Family Member[2] is, or has been within the last three years, an Executive Officer,[3] of the Company is not independent.

B.	With regard to a firm that is the Company’s internal or external auditor:

1.	A director who is, or whose Immediate Family Member is, a current partner of such firm is not independent.

2.	A director who is a current employee of such firm is not independent.

3.	A director whose Immediate Family Member is a current employee of such firm and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice is not independent.

(1)	Employment as interim chairman or chief executive officer or other executive officer does not disqualify a director from being considered independent following that employment.

(2)	“Immediate Family Member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person’s home.

(3)	“Executive Officer” has the same meaning as “officer” as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and includes an issuer’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the issuer in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the issuer. Officers of the issuer’s parent(s) or subsidiaries shall be deemed officers of the issuer if they perform such policy-making functions for the issuer.

4.	A director who was, or whose Immediate Family Member was, within the last three years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit within that time is not independent.

C.	A director who is, or has been within the last three years, or whose Immediate Family Member is, or has been in the last three years, employed as an Executive Officer of another company where any of the Company’s present Executive Officers at the same time serves or served on that company’s compensation committee is not independent.

D.	A director who is a current employee, or whose Immediate Family Member is a current Executive Officer, of another company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues is not independent.

E.	A director who has received, or whose Immediate Family Member has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent.[4]

III.	Relationships that Create a Presumption of Materiality

The following categories of relationships shall create a presumption of materiality. The Board of Directors may negate this presumption with respect to a director and one or more of the following relationships if the Board determines (and no independent director dissents) that, based upon the relevant facts and circumstances, such relationship is not material:

A.	A director who is an executive officer, employee, partner, member or Significant Owner[5], or whose Immediate Family Member is an executive officer, partner, member or Significant Owner, of another company (1) that accounts for at least one percent of the Company’s consolidated gross revenues, or (2) for which the Company accounts for at least one percent of such other company’s consolidated gross revenues, in each case is presumed not to be independent.

B.	A director who is an executive officer, employee, partner, member or Significant Owner, or whose Immediate Family Member is an executive officer, partner, member or Significant Owner, of another company to which the Company and its subsidiaries, collectively, were indebted at the end of the Company’s last full fiscal year, in an aggregate amount in excess of five percent of the Company’s total consolidated assets at the end of such fiscal year, is presumed not to be independent.

C.	A director who is an executive officer of a charitable organization to which the Company has made charitable contributions in any of the three preceding fiscal years, in an amount in excess of the greater of $1

(4)	Compensation received by a director for former service as an interim chairman or chief executive officer or other executive officer and compensation received by an Immediate Family Member for service as an employee other than as an executive officer need not be considered in determining independence under this test.

(5)	“Significant Owner” means an owner of record or beneficially of in excess of a ten percent equity interest.

million or 2% of such charitable organization’s consolidated gross revenues for any such preceding fiscal year, is presumed not to be independent.

IV.	Additional Independence Standards for Certain Committees

A.	Audit Committee Member Independence

In addition to being determined by the Board of Directors to be independent under the standards described in Sections II and III above, directors who serve on the Audit Committee of the Board of Directors of the Company must satisfy the following additional standards:

1.	A member of the Audit Committee, other than in his or her capacity as a member of the board or committee of the board, cannot accept directly or indirectly any consulting, advisory or other compensatory fees from the Company or any of its subsidiaries, other than fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service).

2.	A member of the Audit Committee cannot be an affiliated person[6] of the Company or any of its subsidiaries.

B.	Compensation Committee Member Independence

In addition to being determined by the Board of Directors to be independent under the standards described in Sections II and III above, a minimum of two directors (“Qualifying Directors”) who serve on the Compensation Committee of the Board of Directors of the Company must satisfy the following additional standards:

1.	No Qualifying Director may be a former employee of the Company receiving compensation for prior services (other than under a tax-qualified retirement plan).

2.	No Qualifying Director may be a former officer[7] of the Company.

3.	No Qualifying Director may have an interest in any transaction requiring disclosure under Item 404(a) or in a business relationship requiring disclosure under Item 404(b) of Regulation S-K (attached hereto as Exhibit “A”).

Any director serving on the Compensation Committee who does not meet all of the requirements of paragraphs B.1-3 above for Qualifying Directors, shall not participate in any proceeding or action that must be conducted and/or approved by a committee composed solely of at least two members

(6)	As defined under the Exchange Act, an “affiliate” of, or a person “affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

(7)	An “officer means an administrative executive who is or was in regular and continued service. Someone who only has or had the title of “officer” but lacked the authority of an officer is not an officer. Whether or not the individual is or was an officer depends on the facts and circumstances (including the source of the individual’s authority, the term for which the individual is elected or appointed, and the nature and extent of the individual’s duties). Treas. Reg. § 1.162-27(e)(3)(vii) (as amended in 1996); Priv. Ltr. Rul. 9732011.

who meet the qualifications for Non-employee Directors and Outside Directors, as set forth under Rule 16b-3 of the Exchange Act or Section 162(m) of the Internal Revenue Code of 1986, as amended, respectively.

C.	Nominating and Corporate Governance Committee

Directors who serve on the Nominating and Corporate Governance Committee of the Board of Directors of the Company must satisfy only the standards described in Sections II and III above.

D.	Corporate Development Committee

At least a majority of the Directors who serve on the Corporate Development Committee of the Board of Directors of the Company must satisfy the standards described in Sections II and III above.

Exhibit A

Item 404—Certain Relationships and Related Transactions

(a) Transactions with management and others. Describe briefly any transaction, or series of similar transactions, since the beginning of the registrant’s last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the registrant or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any of the following persons had, or will have, a direct or indirect material interest, naming such person and indicating the person’s relationship to the registrant, the nature of such person’s interest in the transaction(s), the amount of such transaction(s) and, where practicable, the amount of such person’s interest in the transaction(s):

(1)	Any director or executive officer of the registrant;

(2)	Any nominee for election as a director;

(3)	Any security holder who is known to the registrant to own of record or beneficially more than five percent of any class of the registrant’s voting securities; and

(4)	Any member of the immediate family of any of the foregoing persons.

Instructions to Paragraph (a) of Item 404:

1.	The materiality of any interest is to be determined on the basis of the significance of the information to investors in light of all the circumstances of the particular case. The importance of the interest to the person having the interest, the relationship of the parties to the transaction with each other and the amount involved in the transactions are among the factors to be considered in determining the significance of the information to investors.

2.	For purposes of paragraph (a), a person’s immediate family shall include such person’s spouse; parents; children; siblings; mothers and fathers-in-law; sons and daughters-in-law; and brothers and sisters-in-law.

3.	In computing the amount involved in the transaction or series of similar transactions, include all periodic installments in the case of any lease or other agreement providing for periodic payments or installments.

4.	The amount of the interest of any person specified in paragraphs (a)(1) through (4) shall be computed without regard to the amount of the profit or loss involved in the transaction(s).

5.

In describing any transaction involving the purchase or sale of assets by or to the registrant or any of its subsidiaries, otherwise than in the ordinary course of business, state the cost of the assets to the purchaser and, if acquired by the seller within two years prior to the transaction, the cost thereof to the seller. Indicate the principle followed in determining the registrant’s purchase or sale price and the name of the person making such determination.

6.	Information shall be furnished in answer to paragraph (a) with respect to transactions that involve remuneration from the registrant or its subsidiaries, directly or indirectly, to any of the persons specified in paragraphs (a)(1) through (4) for services in any capacity unless the interest of such person arises solely from the ownership individually and in the aggregate of less than ten percent of any class of equity securities of another corporation furnishing the services to the registrant or its subsidiaries.

7.	No information need be given in answer to paragraph (a) as to any transactions where:

A.	The rates or charges involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

B.	The transaction involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; or

C.	The interest of the person specified in paragraphs (a)(1) through (4) arises solely from the ownership of securities of the registrant and such person receives no extra or special benefit not shared on a pro rata basis.

8.	Paragraph (a) requires disclosure of indirect, as well as direct, material interests in transactions. A person who has a position or relationship with a firm, corporation or other entity that engages in a transaction with the registrant or its subsidiaries may have an indirect interest in such transaction by reason of such position or relationship. Such an interest, however, shall not be deemed “material” within the meaning of paragraph (a) where:

A.	The interest arises only: (i) From such person’s position as a director of another corporation or organization which is a party to the transaction; or (ii) from the direct or indirect ownership by such person and all other persons specified in paragraphs (a)(1) through (4), in the aggregate, of less than a ten percent equity interest in another person which is a party to the transaction; or (iii) from both such position and ownership;

B.	The interest arises only from such person’s position as a limited partner in a partnership in which the person and all other persons specified in paragraphs (a)(1) through (4) have an interest of less than ten percent; or

C.	The interest of such person arises solely from the holding of an equity interest or a creditor interest in another person that is a party to the transaction with the registrant or any of its subsidiaries, and the transaction is not material to such other person.

There may be situations where, although these instructions do not expressly authorize nondisclosure, the interest of a person specified in paragraphs (a)(1) through (4) in a particular transaction or series of transactions is not a direct or indirect material interest. In that case, information regarding such interest and transaction is not required to be disclosed in response to this paragraph.

(b) Certain business relationships. Describe any of the following relationships regarding directors or nominees for director that exist, or have existed during the registrant’s last fiscal year, indicating the identity of the entity with which the registrant has such a relationship, the name of the nominee or director affiliated with such entity and the nature of such nominee’s or director’s affiliation, the relationship between such entity and the registrant and the amount of the business done between the registrant and the entity during the registrant’s last full fiscal year or proposed to be done during the registrant’s current fiscal year:

1)	If the nominee or director is, or during the last fiscal year has been, an executive officer of, or owns, or during the last fiscal year has owned, of record or beneficially in excess of ten percent equity interest in, any business or professional entity that has made during the registrant’s last full fiscal year, or proposes to make during the registrant’s current fiscal year, payments to the registrant or its subsidiaries for property or services in excess of five percent of (i) the registrant’s consolidated gross revenues for its last full fiscal year, or (ii) the other entity’s consolidated gross revenues for its last full fiscal year;

2)	If the nominee or director is, or during the last fiscal year has been, an executive officer of, or owns, or during the last fiscal year has owned, of record or beneficially in excess of ten percent equity interest in, any business or professional entity to which the registrant or its subsidiaries has made during the registrant’s last full fiscal year, or proposes to make during the registrant’s current fiscal year, payments for property or services in excess of five percent of (i) the registrant’s consolidated gross revenues for its last full fiscal year, or (ii) the other entity’s consolidated gross revenues for its last full fiscal year;

3)	If the nominee or director is, or during the last fiscal year has been, an executive officer of, or owns, or during the last fiscal year has owned, of record or beneficially in excess of ten percent equity interest in, any business or professional entity to which the registrant or its subsidiaries was indebted at the end of the registrant’s last full fiscal year in an aggregate amount in excess of five percent of the registrant’s total consolidated assets at the end of such fiscal year;

4)	If the nominee or director is, or during the last fiscal year has been, a member of, or of counsel to, a law firm that the issuer has retained during the last fiscal year or proposes to retain during the current fiscal year; provided, however, that the dollar amount of fees paid to a law firm by the registrant need not be disclosed if such amount does not exceed five percent of the law firm’s gross revenues for that firm’s last full fiscal year;

5)	If the nominee or director is, or during the last fiscal year has been, a partner or executive officer of any investment banking firm that has performed services for the registrant, other than as a participating underwriter in a syndicate, during the last fiscal year or that the registrant proposes to have perform services during the current year; provided, however, That the dollar amount of compensation received by an investment banking firm need not be disclosed if such amount does not exceed five percent of the investment banking firm’s consolidated gross revenues for that firm’s last full fiscal year; or

6)	Any other relationships that the registrant is aware of between the nominee or director and the registrant that are substantially similar in nature and scope to those relationships listed in paragraphs (b)(1) through (5).

Instructions to Paragraph (b) of Item 404:

1.	In order to determine whether payments or indebtedness exceed five percent of the consolidated gross revenues of any entity, other than the registrant, it is appropriate to rely on information provided by the nominee or director.

2.	In calculating payments for property and services the following may be excluded:

A.	Payments where the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services as a common contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

B.	Payments that arise solely from the ownership of securities of the registrant and no extra or special benefit not shared on a pro rata basis by all holders of the class of securities is received; or

C.	Payments made or received by subsidiaries other than significant subsidiaries as defined in Rule 1-02(w) of Regulation S-X, provided that all such subsidiaries making or receiving payments, when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as defined in Rule 1-02(w).

3.	In calculating indebtedness the following may be excluded:

A.	Debt securities that have been publicly offered, admitted to trading on a national securities exchange, or quoted on the automated quotation system of a registered securities association;

B.	Amounts due for purchases subject to the usual trade terms; or

C.	Indebtedness incurred by subsidiaries other than significant subsidiaries as defined in Rule 1-02(w) of Regulation S-X, provided that all such subsidiaries incurring indebtedness, when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as defined in Rule 1-02(w).

4.	No information called for by paragraph (b) need be given respecting any director who is no longer a director at the time of filing the registration statement or report containing such disclosure. If such information is being presented in a proxy or information statement, no information need be given respecting any director whose term of office as a director will not continue after the meeting to which the statement relates.

ANNEX B

AGL RESOURCES INC.

AUDIT COMMITTEE

CHARTER

The Audit Committee (the “Committee”) of AGL Resources Inc., a Georgia corporation (the “Company”), is a committee of the Board of Directors of the Company. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (a) accuracy and integrity of the Company’s financial statements and periodic financial reports, and (b) compliance with legal and regulatory requirements. The Committee shall also (a) have direct responsibility for the engagement of the independent auditors based on an assessment of their qualifications and independence, and (b) evaluate the performance of the independent auditors and internal audit function, and (c) prepare the Audit Committee Report required by SEC rules to be included in the Company’s proxy statement. In discharging its oversight and other responsibilities, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and has the authority to retain outside legal, accounting or other advisors, at the expense of the Company, to advise the Committee. The Committee shall produce an annual report for inclusion in the Company’s proxy statement for the annual meeting of shareholders, in accordance with applicable rules and regulations. The composition and responsibilities of the Committee are described in this Audit Committee Charter (the “Charter”).

While the Committee has oversight responsibilities and powers as set forth in this Charter, it is not the responsibility of the Committee to prepare the Company’s financial statements or to plan or conduct audits to determine if such statements are complete, accurate and in accordance with Generally

Accepted Accounting Principles (GAAP). These are the responsibilities of management and the independent auditors, respectively. Management also is responsible for compliance with applicable laws, regulations, internal controls and procedures, and with the Company’s disclosure controls and procedures, internal operating and compliance policies, and codes of conduct and ethics.

I.	Composition

In accordance with Article III of the Bylaws of the Company, the Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate an Audit Committee. The Committee shall consist of four (4) or more Directors. The Committee shall be composed entirely of independent, non-employee Directors of the Company, in accordance with applicable rules and regulations. Each member of the Committee shall be financially literate, as defined by applicable rule or regulation and by the Board of Directors, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. Additionally, the Board will ensure that at least one member of the Committee will have accounting or related financial management expertise and will qualify as a financial expert as defined by the Securities and Exchange Commission.

If a Committee member simultaneously serves on the audit committees of more than three companies subject to the periodic reporting requirements of the Securities Exchange Act of 1934, then the Board must make a determination that such simultaneous service would not impair the ability of such member to effectively serve on the Committee.

The members of the Committee shall serve at the pleasure of the Board of Directors or until their successors shall be duly designated. Vacancies in the Committee shall be filled by the Board of Directors.

II.    Responsibilities

The Audit Committee, subject to approval by the entire Board of Directors, where appropriate, shall:

1.	Provide an open avenue of communication among the Board of Directors, the internal auditors, and the independent auditor for the Company.

2.	Review with the Chief Auditor of the Internal Audit department (“Chief Auditor”) and the independent auditor the coordination of the internal and independent audit efforts.

3.	Review with management, the independent auditor and the internal auditors, as appropriate, audit policies and procedures and the scope and extent of audits. In consultation with management, the independent auditor, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls.

4.	Retain and terminate the Company’s independent auditor, with sole authority to pre-approve, to the extent required by applicable law, all audit engagement fees and terms, as well as all non-audit engagements with the independent auditor. In accordance with applicable law, the Committee may delegate this authority to one or more designated members of the Committee; provided that any such decision made pursuant to the foregoing delegation of authority shall be presented to the Committee at its next regularly scheduled meeting. In connection with its consideration of the retention and termination of the Company’s independent auditor, the Audit

Committee acknowledges the potential benefits to be obtained from a change in the Company’s independent auditor from time to time and will consider such a change periodically as dictated by circumstances, and in any event not less than every three years. Each year, the Audit Committee shall also recommend that the Board of Directors submit for shareholder ratification the retention of the independent auditor.

5.	Oversee the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for purposes of preparing or issuing an audit report or related work. Such independent auditor shall report directly to the Committee.

6.	Review and concur in the appointment, replacement, reassignment, or dismissal of the Chief Auditor for the Company. Confirm the functional independence of the internal auditors by assuring that the Internal Audit Charter requires the Internal Audit Department to function independently and by inquiring of the Chief Auditor regarding Internal Audit’s functional independence.

7.

Discuss with management, the Chief Auditor and the independent auditor the Company’s policies governing the process by which risk assessment and risk management is undertaken. Review and discuss with management, the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. Other committees of the Board of Directors will have principle responsibility for reviewing and discussing with management other risk exposures as: (i) specified in their charters or (ii) identified from time to time by the committees themselves or by the Audit Committee. Review with the Finance and Risk Management Committee, at least annually, a listing of the specific risk exposures reviewed by each committee of the Board of Directors.

8.	Review with the Chief Corporate Compliance Officer the status of the Company’s compliance program and any compliance-related issues arising within the Company. Review and approve procedures established by management for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Review with the Chief Auditor and the Chief Corporate Compliance Officer the results of any evaluation of the effectiveness of the Company’s compliance and ethics program.

9.	Consider and review with management and with the Chief Auditor:

a.	Assessments of risk management processes and internal control system.

b.	Significant findings during the year and management’s responses thereto.

c.	Any difficulties encountered in the course of Internal Audit’s reviews, including any restrictions on the scope of their work or in access to required information.

d.	Any significant changes to the audit plan of Internal Audit.

e.	Any significant issues related to the budget and staffing of Internal Audit.

f.	Any changes to the Charter of Internal Audit.

10.	Review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of such matters by the internal auditors or by the independent auditor.

11.	Report Committee actions to the Board of Directors, at the Board’s next regularly scheduled meeting following such actions, with such recommendations as the Committee may deem appropriate.

12.	Perform such other duties and responsibilities as required by law or as authorized or required by the Bylaws of the Company or by the Board of Directors.

13.	At least quarterly, meet with the Chief Auditor, the Chief Corporate Compliance Officer, the Chief Financial Officer, the independent auditor, and any members of management with whom it would like to meet in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

14.	Meet quarterly with management and the independent auditor, to review and discuss: (i) in the case of the first quarter of each fiscal year, the annual audited financial statements for the prior fiscal year, including footnotes; (ii) in the case of all other quarters, the unaudited quarterly financial results prior to the release of earnings and the quarterly financial statements prior to filing or distribution; including, in each case, a discussion of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Discuss earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies.

15.	Review, at least annually, with financial management and/or the independent auditor the adequacy of internal accounting procedures and controls,

including a review of the evaluation of the Company’s internal controls and discuss significant items with management. Review quarterly any significant deficiencies in the design or operation of internal controls or any material weaknesses in internal controls that are reported to the Committee by financial management, the Chief Auditor or the independent auditor.

16.	Review with management the report by the independent auditor required under §204 of the Sarbanes-Oxley Act of 2002 addressing: (i) critical accounting policies and practices to be used, (ii) alternative treatments of financial information within generally accepted accounting principles and ramifications of the use of such alternative treatments and the treatment preferred by the independent auditor and (iii) other material written communications between the independent auditor and management.

17.	Annually review the qualifications, independence and performance of the independent auditor and present its conclusions to the Board of Directors. As part of such annual review, obtain and review a written report by the independent auditor describing: all relationships between the independent auditor and the Company; the independent auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor; and any steps taken to deal with any such issues. Discuss with the independent auditor all significant relationships it has with the Company that could impair the auditor’s independence. Discuss with the independent auditor any legally required audit partner rotation. Discuss with management the qualifications, independence and performance of the independent auditor, including specifically the lead audit partner.

18.	Review with management and the independent auditor at the completion of the examination of the annual financial statements:

a.	The independent auditor’s audit of the financial statements and their report thereon.

b.	Passed audit adjustments.

c.	Any significant changes required in the independent auditor’s audit plan.

d.	Any serious difficulties or disputes with management encountered during the course of the independent auditor’s audit and management’s response thereto.

e.	Any “management” or “internal control” letter issued by the independent auditor.

f.	Other matters related to the conduct of the independent auditor’s audit which are to be communicated to the Audit Committee under auditing standards generally accepted in the United States of America.

g.	The responsibilities, budget and staffing of the Company’s internal audit function.

19.	Establish and review, at least annually, policies dealing with the Company’s ability to hire current or former employees of the independent auditor.

20.

Review with the Board of Directors any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditor, the performance of the internal audit function, or whatever it deems appropriate concerning the activities of the Committee.

21.	Report annually to the shareholders, describing the Audit Committee’s composition and responsibilities, and any other information required by applicable rule or regulation to be communicated.

22.	At least annually, review the Audit Committee’s Charter, evaluate the performance of the Committee, and confirm that all responsibilities outlined in this Charter have been carried out.

The Committee shall meet at least quarterly. During each meeting, the Committee shall have the opportunity to meet in executive sessions with the independent auditor, the Chief Auditor and the Chief Corporate Compliance Officer. The Committee may ask members of management or others to attend its meetings and to provide pertinent information as necessary.

III.	Reporting

The Committee shall keep written minutes of each meeting, which shall set forth the Committee’s actions as required by the Committee Charter, and shall be duly filed in the Company’s records. Reports of meetings of the Committee, including a report of all actions taken, shall be made to the Board of Directors at its next regularly scheduled meeting following the Committee meeting, accompanied by any recommendations to the Board of Directors approved by the Committee.

IV.	Compensation

Director’s fees are the only compensation an Audit Committee member may receive from the Company.

ANNEX C

AGL RESOURCES INC.

2006 NON-EMPLOYEE DIRECTORS EQUITY COMPENSATION PLAN

1.	Background. This Plan is the successor plan to the AGL Resources Inc. Amended and Restated 1996 Non-Employee Directors Equity Compensation Plan (the “1996 Plan”). The 1996 Plan was originally established, effective February 1, 1996, as the Atlanta Gas Light Company 1996 Non-Employee Directors Equity Compensation Plan. The 1996 Plan was amended and restated effective as of April 17, 2002. This Plan shall be known as the AGL Resources Inc. 2006 Non-Employee Directors Equity Compensation Plan (the “Plan”).

2.	Purpose. The Plan is intended to (a) attract and retain highly qualified individuals to serve as members of the Board of Directors of the Company, (b) align Non-employee Directors’ compensation more closely to the Company’s performance and its shareholders’ interests, and (c) provide Non-employee Directors with competitive compensation and an ownership interest in the Common Stock of the Company.

3.	Defined Terms. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

“Annual Retainer” means the annual retainer (excluding Meeting Fees and expenses) payable by the Company to a Non-employee Director pursuant to Section 7(b) hereof for service as a director of the Company, as such amount may be fixed from time to time by resolution of the Board.

“Board” means the Board of Directors of the Company.

“Change in Control” means that:

(a)	any “person” as defined in Section 3(a)(9) of the Securities

Exchange Act of 1934, as amended, the “1934 Act,” and as used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the 1934 Act but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), of securities of the Company representing 10% or more of the combined voting power of the Company’s then outstanding securities (unless the event causing the 10% threshold to be crossed is an acquisition of securities directly from the Company); or

(b)	the shareholders of the Company approve any merger or other business combination of the Company, sale of 50% or more of the Company’s assets or combination of the foregoing transactions (the “Transactions”) other than a Transaction immediately following which the shareholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction owns at least 80% of the voting power, directly or indirectly, of (i) the surviving corporation in any such merger or other business combination; (ii) the purchaser of the Company’s assets; (iii) both the surviving corporation and the purchaser in the event of any combination of Transactions; or (iv) the parent company owning

100% of such surviving corporation, purchaser or both the surviving corporation and the purchaser, as the case may be; or

(c)	within any twenty-four month period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period will be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has entered into an agreement to effect a Change of Control or expressed an intent to cause such a Change of Control).

“Common Stock” means the common stock, par value $5.00 per share, of the Company.

“Company” means AGL Resources Inc., a Georgia corporation.

“Election Form” means a form pursuant to which a Non-employee Director elects the form of payment for his or her Annual Retainer and/or Meeting Fees, as provided in Section 8 hereof.

“Fair Market Value” of the Common Stock, as of any date, means the most recent closing sale price per share of the Common Stock as published in the Eastern Edition of The Wall Street Journal report on the New York Stock Exchange Composite Transactions (or other established exchange on which the Common Stock is listed).

“Meeting Fees” means meeting fees payable by the Company to a Non-employee Director pursuant to Section 7(c) hereof for each meeting of the Board or committee thereof he or she attends, as such amount may be fixed from time to time by resolution of the Board.

“Non-employee Director” means a director of the Company who is not an employee of the Company or of any of its subsidiaries or affiliates.

“Plan” means the AGL Resources Inc. 2006 Non-Employee Directors Equity Compensation Plan, as the same may be amended from time to time.

“Plan Year” means the approximate twelve-month period beginning on the date of the annual shareholders meeting of the Company in each year which, for purposes of the Plan, is the period for which Annual Retainers are earned.

“Stock Grant Date” has the meaning set forth in Section 8(a) of the Plan.

“Termination of Service” means the termination (by death, retirement or otherwise) of a Non-employee Director’s service as a director of the Company.

4.

Administration. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Board’s interpretation of the Plan, and all actions taken and determinations made by the Board pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned, including the Company, its shareholders, Plan participants and their beneficiaries. The Board may appoint a plan administrator to carry out the ministerial functions of the Plan, but the administrator shall have no other authority or powers of the Board.

5.	Shares Subject to Plan. The total number of shares of Common Stock that may be issued under the Plan is 200,000 shares, subject to adjustment in accordance with the provisions of Section 9. Such shares may be authorized but unissued shares, shares held by the Company in its treasury, or shares of Common Stock purchased by the Company in the open market.

If on any Stock Grant Date, shares of Common Stock are not available to grant to Non-employee Directors the full amount of a grant contemplated by the Plan, then each Non-employee Director shall receive a reduced grant (a “Reduced Grant”) of shares, as the case may be, in an amount equal to the number of shares of Common Stock then available, divided by the number of Non-employee Directors as of the applicable Stock Grant Date. Fractional shares shall be ignored and not granted.

If a Reduced Grant has been made and, thereafter, during the term of the Plan, additional shares of Common Stock become available for grant, then each person who was a Non-employee Director both on the Stock Grant Date on which the Reduced Grant was made and on the date additional shares of Common Stock become available (a “Continuing Non-employee Director”) shall receive an additional grant of shares, as the case may be. The number of newly available shares shall be divided equally among the awards granted to the Continuing Non-employee Directors; provided, however, that the aggregate number of shares of Common Stock subject to a Continuing Non-employee Director’s additional grants plus any prior Reduced Grant to the Continuing Non-employee Director on the applicable Stock Grant

Date shall not exceed that number of shares he or she was originally entitled to receive as of the date on which the applicable Reduced Grant was made. If more than one Reduced Grant has been made, available shares shall be granted beginning with the earliest such Stock Grant Date.

6.	Eligibility. All active Non-employee Directors shall automatically be participants in the Plan.

7.	Elements of Non-employee Director Compensation

(a)	Initial Stock Award. Upon initial election or appointment to the Board, each Non-employee Director shall receive 1,000 shares of Common Stock or such other amount as shall be fixed from time to time by resolution of the Board. Such shares will be awarded as of the Non-employee Director’s first day of actual service (the “Initial Stock Award Date”) and will be 100% vested and nonforfeitable as of the date of grant. The Non-employee Director receiving such shares (or his or her custodian, if any) will have immediate rights of ownership in the shares, including the right to vote the shares and the right to receive dividends or other distributions thereon.

(b)

Annual Retainer. Each Non-employee Director shall be paid an Annual Retainer for service as a director during each Plan Year, payable in such form as shall be elected by the Non-employee Director in accordance with Section 8(a). The amount and form of the Annual Retainer shall be fixed from time to time by resolution of the Board (the “Prevailing Retainer”). Each person who first becomes a Non-employee Director on a date other than an annual meeting date shall be paid a pro-rata retainer. Payment of such prorated Annual Retainer shall begin on the date that the person first becomes a Non-employee Director.

(c)	Meeting Fees. Each Non-employee Director shall be paid a meeting fee for attendance at each meeting of the Board and committee thereof of which he or she is a member. The amount of the meeting fees shall be fixed from time to time by resolution of the Board.

(d)	Holding Period. Non-employee Directors shall be required to hold shares awarded under the Plan until the earlier of (i) five years from the respective Initial Stock Award Date or Stock Grant Date; (ii) a Non-employee Director’s termination of service; or (iii) a Change in Control of the Company. Shares subject to the holding period shall include all shares issued in connection with an initial stock award and the payment of an annual retainer.

8.	Alternative Payment Methods for Annual Retainer and Meeting Fees.

(a)	Payment of Annual Retainer. At the election of each Non-employee Director, the Annual Retainer for a given Plan Year shall be (i) an amount payable in cash (pursuant to the terms of the Prevailing Retainer), in equal quarterly payments payable in advance beginning on the date of the annual shareholders meeting (i.e., the first day of the Plan Year) and on the dates three, six and nine months therefrom, or (ii) payable by a grant on the day of the annual shareholders meeting (the “Stock Grant Date”) of that number of shares (rounded up to the nearest whole share) of Common Stock determined by dividing the Annual Retainer (or, if applicable, the Annual

Retainer less the value of the amount of the Annual Retainer to be taken in cash and/or deferred under the AGL Resources Inc. 1998 Common Stock Equivalent Plan for Non-Employee Directors (the “CSE Plan”)) by the Fair Market Value per share of Common Stock on the Stock Grant Date, or (iii) deferred under the CSE Plan.

Any shares of Common Stock granted under the Plan as Annual Retainer in accordance with clause (ii) above will be 100% vested and nonforfeitable as of the Stock Grant Date, and the Non-employee Director receiving such shares (or his or her custodian, if any) will have immediate rights of ownership in the shares, including the right to vote the shares and the right to receive dividends or other distributions thereon.

(b)	Payment of Meeting Fees. At the election of each Non-employee Director, the Meeting Fees to be earned during a Plan Year shall be either (i) payable in cash promptly following each meeting date, or (ii) deferred under the CSE Plan.

(c)

Timing and Manner of Payment Election. Each Non-employee Director shall elect the form of payment desired for his or her Annual Retainer and Meeting Fees for a Plan Year by delivering a valid Election Form to the Board or the plan administrator prior to the beginning of the calendar year in which such Plan Year begins. The election will be effective as of the first day of the Plan Year beginning after the Board or the plan administrator timely receives the Non-employee Director’s Election Form. The Election Form signed by the Non-employee Director prior to the Plan Year will be irrevocable for the coming Plan Year. However, prior to the beginning of the calendar year in which the following Plan Year begins, a Non-employee Director may change his or her election for future Plan Years by executing and delivering a new Election Form indicating different choices. If a Non-employee Director fails timely to deliver a new Election Form for a particular Plan Year, his or her Election Form in effect during the previous Plan Year shall continue in effect during the new Plan Year.

9.	Adjustments. If the outstanding Common Stock at any time is changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization, the Board may take action to (i) adjust the number and kind of shares of Common Stock that are issuable under the Plan; (ii) adjust the number and kind of shares of Common Stock subject to outstanding awards; and (ii) make any other equitable adjustments.

10.	Effective Date; Amendment and Termination. The Plan shall be effective as of January 1, 2006, subject to its approval by the shareholders of the Company.

The Board may amend, suspend or terminate the Plan in whole or in part at any time; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board, either
(i) increase the number of shares issuable under the Plan, or (ii) materially modify the requirements for eligibility, then such amendment shall be subject to shareholder approval; and provided, further, that the Board may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) to comply with the listing or other requirements of a securities exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

11.	Limitation of Implied Rights. Nothing in the Plan or in any stock award will confer on any Non-employee Director any right to continue as a director of the Company.

12.	Expenses of the Plan. The expenses of administering the Plan shall be borne by the Company.

13.	Governing Law. The Plan is governed by and will be construed in accordance with the laws of the State of Georgia without regard to conflicts of laws principles, except to the extent such laws are preempted by federal law.

AGL RESOURCES INC.

By:
Senior Vice President

Traveling South on I-75:

Proceed South on I-75

Take Exit 250, 16th Street - go 0.5 mi

Turn right at 16th Street - go 0.2 mi

Turn right at Market Street - go 0.1 mi

Turn left at 17th Street - go 0.1 mi to State Street

Traveling North on I-75 and I-85

Proceed North on I-75 or I-85

Take Exit 250 to 10th-14th/GA Tech - go 0.1 mi

Continue on Williams Street - go 0.1 mi

Turn right at 10th Street - go 0.2 mi

Turn left at West Peachtree Street - go 0.7 mi

Turn left at 17th Street - go 0.5 mi to State Street

Traveling South on I-85: Proceed South on I-85 Take Exit 84 to 17th/14th/10th Street - go 0.5 mi Turn right at 17th Street - go 0.2 mi to State Street	From GA 400: Proceed South on GA 400 Continue on I-85 South - go 2.1 mi Take Exit 84 to 17th/14th/10th Street - go 0.5 mi Turn right at 17th Street - go 0.2 mi to State Street

Parking is available either by valet ($8) or parking garage (first two hours complimentary).

For valet parking, turn right on Atlantic Drive (one block earlier than State Street).

For self parking in garage, park near Stairwell 10.

ADMISSION TICKET

AGL Resources Inc.

2006 Annual Meeting of Shareholders

May 3, 2006 10:00 a.m.

Twelve Atlantic Station Hotel at Atlantic Station (17th and State Streets, N.W.)

Atlanta, Georgia 30363

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Mark this box with an X if you have made Changes to your name or address details above.

Annual Meeting Proxy Card				C0123456789

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold

01 – Charles R. Crisp	☐	☐	04 – Dean R. O’Hare	☐	☐
02 – Wyck A. Knox, Jr.	☐	☐	05 – John W. Somerhalder II	☐	☐
03 – Dennis M. Love	☐	☐	06 – Henry C. Wolf	☐	☐

B Other Matters

The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Abstain
2. Approval of the 2006 Non-Employee Directors Equity Compensation Plan.	☐	☐	☐

3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2006.	☐	☐	☐
Mark box at right if you plan to attend the Annual Meeting. ☐

In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof. If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the board of directors knows of no other business to be presented at the Annual Meeting.

C Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

Please mark, date, and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer or partner.

Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box	Date (mm/dd/yyyy)

Revocable Proxy - Common Stock

AGL RESOURCES INC.

c/o Computershare

P.O. Box 43102

Edison, NJ 02940

Dear Shareholder:

Your vote is important, and you are strongly encouraged to exercise your right to vote your shares.

1. Vote by Mail - complete, sign, date and return the proxy card in the enclosed postage-paid envelope;

2. Vote by Telephone - use the toll-free number and follow the instructions on the bottom of this page; or

3. Vote by Internet - use the website and follow the instructions on the bottom of this page.

On behalf of the board of directors, we urge you to vote in one of these three ways as soon as possible, even if you currently plan to attend the Annual Meeting.

Please note that we will require shareholders to present the enclosed ticket for admission to the Annual Meeting.

Thank you in advance for your prompt response.

Sincerely,

AGL Resources Inc.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints D. Raymond Riddle, Paul R. Shlanta and Andrew W. Evans, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of AGL Resources, Inc. (the “Company”) that the undersigned is entitled to vote at the 2006 Annual Meeting of Shareholders of the Company, to be held at the Twelve Atlantic Station hotel, 361 17th Street, N.W., Atlanta, Georgia 30363, on Wednesday, May 3, 2006, at 10:00 a.m., local time, and at any and all adjournments thereof, as set forth on the reverse side of this card.

Receipt of the Notice of the Annual Meeting, the accompanying Proxy Statement and the 2005 Annual Report to Shareholders hereby is acknowledged.

When properly executed, this proxy card will be voted as directed. If no voting instructions are specified, this proxy card will be voted “FOR” each of the proposals.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Telephone and Internet Voting Instructions

You can vote by telephone or the Internet. Available 24 hours a day, 7 days a week.

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the telephone (within U.S. and Canada)	To vote using the Internet

•      Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•      Follow the simple instructions provided by the recorded message.

• Go to the following website: www.computershare.com/expressvote • Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back your proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 3, 2006.

THANK YOU FOR VOTING.

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Mark this box with an X if you have made Changes to your name or address details above.

Annual Meeting Proxy Card				C0123456789

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold

01 – Charles R. Crisp	☐	☐	04 – Dean R. O’Hare	☐	☐
02 – Wyck A. Knox, Jr.	☐	☐	05 – John W. Somerhalder II	☐	☐
03 – Dennis M. Love	☐	☐	06 – Henry C. Wolf	☐	☐

B Other Matters

The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Abstain
2 Approval of the 2006 Non-Employee Directors Equity Compensation Plan.	☐	☐	☐

3 Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2006.	☐	☐	☐
Mark box at right if you plan to attend the Annual Meeting. ☐

In its discretion, the Trustee is authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof. If any other business is presented at the Annual Meeting, this proxy card will be voted by the Trustee according to the instructions of the Administrative Committee of the RSP Plan. At the present time, the board of directors knows of no other business to be presented at the Annual Meeting.

If you also own shares otherwise than under the RSP Plan, you may vote such other shares by proxy by following the instructions on the proxy card for such other shares.

C Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

Please mark, date, and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer or partner.

Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box	Date (mm/dd/yyyy)

Revocable Proxy – Retirement Savings Plus Plan

AGL RESOURCES INC.

c/o Computershare

P.O. Box 43102

Edison, NJ 02940

Dear Shareholder:

Your vote is important, and you are strongly encouraged to exercise your right to vote your shares.

1. Vote by Mail—complete, sign, date and return the proxy card in the enclosed postage-paid envelope;

2. Vote by Telephone—use the toll-free number and follow the instructions on the bottom of this page; or

3. Vote by Internet—use the website and follow the instructions on the bottom of this page.

On behalf of the board of directors, we urge you to vote in one of these three ways, as soon as possible, even if you currently plan to attend the Annual Meeting.

Please note that we will require shareholders to present the enclosed ticket for admission to the Annual Meeting.

Thank you in advance for your prompt response.

Sincerely,

AGL Resources Inc.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints AMVESCAP National Trust Company, which acts as Trustee for the AGL Resources Inc. Retirement Savings Plus Plan (the “RSP Plan”), as proxy, to act for and in the name of the undersigned, to vote all shares of Common Stock of AGL Resources Inc. (the “Company”) that have been allocated to the account of the undersigned under the RSP Plan, at the 2006 Annual Meeting of Shareholders of the Company, to be held at the Twelve Atlantic Station hotel, 361 17th Street, N.W., Atlanta, Georgia 30363, on Wednesday, May 3, 2006, at 10:00 a.m., local time, on Wednesday, May 3, 2006, at 10:00 a.m., local time, and at any and all adjournments thereof, as set forth on the reverse side.

Under the terms of the RSP Plan, only the Trustee of the plan can vote the shares allocated to the accounts of the participants, even if such participants or their beneficiaries attend the Annual Meeting in person.

Receipt of the Notice of the Annual Meeting, the accompanying Proxy Statement and the 2005 Annual Report to Shareholders hereby is acknowledged.

When properly executed, this proxy card will be voted as directed. If no proxy card is received or a proxy card is received without instructions for voting, the Trustee will vote the RSP Plan shares according to the instructions of the Administrative Committee of the RSP Plan “FOR” each of the proposals.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Telephone and Internet Voting Instructions

You can vote by telephone or the Internet. Available 24 hours a day, 7 days a week.

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the telephone (within U.S. and Canada)	To vote using the Internet

•      Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•      Follow the simple instructions provided by the recorded message.

• Go to the following website: www.computershare.com/expressvote • Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back your proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 3, 2006.

THANK YOU FOR VOTING.